                                                                   EXHIBIT 10.23

                                LEASE AGREEMENT
                               TABLE OF CONTENTS

SECTION NUMBER                                                                            PAGE NUMBER
     BASIC LEASE PROVISIONS.............................................................            1
1.   Leased Premises and Use............................................................            4
2.   Term...............................................................................            4
3.   Possession.........................................................................            4
4.   Rent...............................................................................            5
5.   Payment of Taxes and Assessments by Lessee.........................................            9
6.   Assignment and Subletting..........................................................           10
7.   Rights and Obligations Under the Bankruptcy Code...................................           13
8.   Services and Utilities.............................................................           14
9.   Telecommunications.................................................................           16
10.  Maintenance and Repair.............................................................           19
11.  Alterations........................................................................           21
12.  Glass Breakage.....................................................................           23
13.  Common Areas.......................................................................           23
14.  Entry by Lessor....................................................................           24
15.  Compliance with Governmental Regulations...........................................           24
16.  Prohibited Uses....................................................................           25
17.  Waste; Nuisance....................................................................           25
18.  Environmental Matters..............................................................           26
19.  Signs, Advertising.................................................................           28
20.  Insurance and Indemnification......................................................           29
21.  Waiver of Subrogation..............................................................           31
22.  Damage or Destruction..............................................................           31
23.  Eminent Domain; Condemnation.......................................................           33
24.  Covenant of Continuous Operation...................................................           34
25.  Abandonment........................................................................           34
26.  Surrender..........................................................................           34
27.  Holding Over.......................................................................           35
28.  Subordination; Estoppel Certificate................................................           35
29.  Sale by Lessor.....................................................................           36
30.  Default............................................................................           36
31.  Other Payments to be Construed as Rent.............................................           38
32.  Accord and Satisfaction; Allocation of Payments....................................           38
33.  Attorneys' Fees....................................................................           38
34.  Late Charges.......................................................................           38
35.  Waiver.............................................................................           39
36.  Security Deposit...................................................................           39
37.  Lessor's Right to Relocate the Leased Premises.....................................           40
38.  No Personal Liability of Lessor's Shareholders, et al..............................           41
39.  Successors and Assigns.............................................................           41

40.  Notices............................................................................           41
41.  Rent Control.......................................................................           42
42.  Quiet Enjoyment....................................................................           42
43.  Furnishing of Financial Statements; Lessee's Representations.......................           42
44.  Consent............................................................................           42
45.  Lessor and Lessee..................................................................           43
46.  Relationship of the Parties........................................................           43
47.  Severability.......................................................................           43
48.  Headings and Titles................................................................           43
49.  Conditions.........................................................................           43
50.  Addenda............................................................................           43
51.  Jurisdiction.......................................................................           43
52.  Time...............................................................................           44
53.  Authority..........................................................................           44
54.  Force Majeure......................................................................           44
55.  Brokerage Fees.....................................................................           44
56.  Entire Agreement; Amendments.......................................................           44
57.  Recording..........................................................................           45
58.  Quitclaim..........................................................................           45
59.  No Reservation of Leased Premises..................................................           45

          Exhibit A:   Site Plan
          Exhibit B:   Legal Description
          Exhibit C:   Acceptance of Leased Premises
          Exhibit D:   Work Letter and Plan
          Exhibit E:   Rules and Regulations

                                LEASE AGREEMENT
                            BASIC LEASE PROVISIONS

     The Basic Lease Provisions set forth in sections A through S below are part of this Lease and are incorporated into the body of the Lease by the reference to each respective provision.

     A.   Date of Lease: March 21, 2000
          -------------

     B.   Lessor: Walaire Inc., a California corporation
          ------

     C.   Lessee:   Xcel Management Inc., a Utah corporation
          -------   ------------ ---------------------------

     D.   Lessee's Trade Name: Insynq, Insynq Data Utilities
          -------------------

     E.   Leased Premises and address of Leased Premises: That portion of the
          ----------------------------------------------
second (2/nd/) floor of the building located at 3017 Douglas Boulevard, Roseville, California, commonly referred to as Olympus Corporate Center (the "Building"), Suite 220 & 240, collectively referred to as Suite 220, as shown by diagonal lines on Exhibit A, consisting of approximately 4,209 square feet of Gross Rentable Area (the "Leased Premises"). "Gross Rentable Area" shall be defined as the rentable square footage determined by Lessor and applied on a consistent basis to all leased space in the Project. The "Project" consists of the Building, the Common Areas, and no other buildings, containing approximately a total of 55,690 square feet of Gross Rentable Area.

     F.   Use of Leased Premises: The use of the Leased Premises shall be for
          ----------------------
general offices and incidental uses thereto and for no other purpose.

     G.   Term and Lease Commencement Date: This Lease shall commence on July 1,
          --------------------------------
2000 (the "Lease Commencement Date"), and shall expire on August 31, 2005 (the "Expiration Date"), which is sixty two (62) months after the Lease Commencement Date (the "Lease Term"). The parties shall execute an Acceptance of Leased Premises in the form attached as Exhibit C, which shall confirm Lease Commencement Date and Expiration Date. Notwithstanding the above this Lease shall be effective upon full execution by all parties of this Lease.

     H.   Minimum Monthly Rent:
          --------------------

     Month 1           (7/1/00 - 7/31/00)     $    0.00
     Months 2 - 13     (8/1/00 - 7/31/01)     $7,365.75
     Months 14 - 25    (8/1/01 - 7/31/02)     $7,576.20
     Months 26 - 37    (8/1/02 - 7/31/03)     $7,786.65
     Months 38 - 49    (8/1/03 - 7/31/04)     $7,997.10
     Months 50 - 61    (8/1/04 - 7/31/O5)     $8,207.55
     Month 62          (8/1/05 - 8/31/05)     $    0.00

                                Lease Agreement

     I.   Prepaid Rent: Seven thousand three hundred sixty-five and 75/100
          ------------
dollars ($7,365.75)

     J.   Security Deposit: Eight thousand two hundred seven and 55/100 dollars
          ----------------
($8,207.55)

     K.   Additional Rent: Lessee's Proportionate Share for purposes of
          ---------------
calculating Additional Rent is 7.56%.

     Lessee shall pay $18.00 per hour, per zone, for "after hours" HVAC service, upon demand by Lessor.

     L.   Base Year: Calendar year 2000
          ---------

     M.   Parking: Lessee shall be entitled to the nonexclusive use of 16
          -------
parking spaces, which is calculated on the basis of four (4) parking spaces per 1,000 square feet of Gross Rentable Area. The charge for parking shall be $0.00 per month per parking space for the first year of this Lease.

     N.   Lessor's Address for payment of Rent including Additional Rent:
          --------------------------------------------------------------

          Walaire, Inc.
          3017 Douglas Boulevard
          Suite 150
          Roseville, CA 95661

     O.   Lessor's Address and Phone Number for Notices and all other
          -----------------------------------------------------------
correspondence:
--------------

          Walaire, Inc.
          3017 Douglas Boulevard
          Suite 150
          Roseville, CA 95661

          Ph. No. (916) 773-1103

     P.   Listing / Leasing Agent:
          -----------------------

          None

                                Lease Agreement

     Q.   Lessee's Address and Phone Number for Notices:
          ---------------------------------------------

          Xcel Management, Inc.
          1101 Broadway Plaza
          Suite 200
          Tacoma, WA 98405

          Ph. No. (253) 383-1085

          and

          Xcel Management, Inc.
          3017 Douglas Boulevard
          Suite 220
          Roseville, CA 95661

     R.   Exhibits: The following exhibits are attached hereto and made a part
          --------------------------------------------------------------------
hereof:
------

          Exhibit A: Site Plan
          Exhibit B: Legal Description
          Exhibit C: Acceptance of Leased Premises
          Exhibit D: Work Letter and Plans
          Exhibit E: Rules and Regulations

     S.   Addendum(s): The following addendum(s) are attached hereto and made a
          ---------------------------------------------------------------------
part hereof: None.
-----------

                                Lease Agreement

     1.   Leased Premises and Use. Lessor hereby leases to Lessee, and Lessee
          -----------------------
hereby hires from Lessor, the Leased Premises, as described in section E of the Basic Lease Provisions.

          (a) Use. The Leased Premises, shall be used solely for the purposes and under the trade name set forth in sections D and F of the Basic Lease Provisions and for no other purpose and under no other trade name without Lessor's consent, which consent shall not be unreasonably withheld.

          (b) Suitability. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty about (1) the Leased Premises, the Building and/or the Project; or (2) suitability of the Leased Premises, the Building and/or the Project for Lessee's business; or (3) that Lessee's use of the Leased Premises or its business, is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Lessor has not agreed to undertake any modification, alteration or improvement to the Leased Premises except as provided in this Lease. Lessee's taking possession of the Leased Premises shall be conclusive evidence, as against Lessee, that the Leased Premises were satisfactory for Lessee's intended use, that the calculation of Gross Rentable Area is accurate and an acceptable figure on which to base the calculation of Minimum Monthly Rent and Additional Rent, and that all Lessor's Work, if any, has been completed in an acceptable manner excepting therefrom latent defects.

     2.   Term. The Lease Term shall be as described in section G of the Basic
          ----
Lease Provisions.

     3.   Possession. Possession of the Leased Premises shall be delivered to
          ----------
Lessee upon the Lease Commencement Date or at such later date as the parties may agree in writing. If Lessor delivers possession of the Leased Premises by the Lease Commencement Date, Rent shall commence on the Lease Commencement Date whether or not Lessee actually occupies the Leased Premises. If Lessor is unable to deliver possession of the Leased Premises by the Lease Commencement Date for reasons other than Lessee's fault, Lessee shall not be liable for Rent until Lessor delivers possession of the Leased Premises to Lessee. Lessor shall not be liable for any damage caused for failing to deliver possession and this Lease shall not be void or voidable, but the Lease Term shall be extended by one day for each day of the delay in delivery of the Leased Premises to Lessee. If Lessor is unable to deliver possession of the Leased Premises by

                                Lease Agreement
the Lease Commencement Date due to an act or omission of Lessee, the Rent will not be abated and the Lease Term will not be extended by the delay. Delivery of possession shall be deemed to occur upon Substantial Completion of the Leased Premises (as certified by Lessor's architect). If Lessor permits Lessee to enter into possession of the Leased Premises before the Lease Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

     Within ten (10) days of delivery of possession Lessor shall deliver to Lessee and Lessee shall execute an Acceptance of Leased Premises, as set forth in the form attached as Exhibit C, in which Lessee shall certify, among other things, that (a) Lessor has satisfactorily completed Lessor's Work to the Premises pursuant to Exhibit D and (b) that Lessee accepts the Leased Premises. Lessee's failure to execute and deliver the Acceptance of Leased Premises to Lessor within ten (10) days after receipt from Lessor, shall be conclusive evidence, as against Lessee, of the Lease Commencement Date and that Lessor has satisfactorily completed Lessor's Work pursuant to Exhibit D.

     If Lessee fails to take possession of the Leased Premises following execution of this Lease, Lessee shall reimburse Lessor promptly upon demand for all costs incurred by Lessor in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Leased Premises, costs incurred in performing Lessor's Work pursuant to Exhibit D, loss of rental income, attorneys' fees and costs, and any other damages for breach of this Lease established by Lessor.

     4.   Rent.
          ----

          (a) Minimum Monthly Rent. The "Minimum Monthly Rent" shall be as set forth in section H of the Basic Lease Provisions. The Minimum Monthly Rent shall be payable in equal monthly installments, in advance, on the first day of each and every month of the Lease Term beginning on the Lease Commencement Date, without deduction or offset, prior notice or demand, in lawful money of the United States of America, to Lessor as set forth in section N of the Basic Lease Provisions or to such other person and/or at such other place as Lessor may from time to time designate in writing. If the Lease Commencement Date falls on a date other than the first day of the month, the first month's Minimum Monthly Rent shall be prorated based on the number of days in that month, unless pursuant to section 4(b) below, Lessee pays to Lessor Prepaid Rent for the partial, first month of the Lease Term and the full, second month of the Lease Term.

          (b) Prepaid Rent. Concurrently with Lessee's execution of this Lease, Lessee shall pay to Lessor the sum as stated in section I of the Basic Lease Provisions as "Prepaid Rent." Prepaid Rent shall be applied to the Rent first due under this Lease.

          (c) Additional Rent. Lessee's "Proportionate Share" shall be the proportion that the Gross Rentable Area of the Leased Premises bears to the Gross Rentable Area of the Project, as determined by Lessor. Lessee's Proportionate Share is set forth in section K of the

                                Lease Agreement

Basic Lease Provisions. In addition to the Minimum Monthly Rent, Lessee shall pay to Lessor as "Additional Rent" Lessee's Proportionate Share of the increase, in any calendar year, in the Operating Expenses (as hereinafter defined) over the Operating Expenses for the Base Year, as specified in section L of the Basic Lease Provisions.

               (1) Definition of Operating Expenses. "Operating Expenses" shall mean the total costs and expenses incurred in connection with:

                    (i) The management, maintenance, operation and repair of the Project, the equipment, adjacent walks, the Common Areas (as that term is defined in section 13 below), the parking areas, including, without limitation, re-paving and re-striping of the parking area, on-site and off-site sewer and utility lines; any and all assessments or costs incurred with respect to covenants, conditions and/or restrictions, easements, reciprocal easements or similar documents affecting the Building or Project; gardening and landscaping; exterior painting and maintenance; electricity, natural gas, HVAC, steam, water and utility charges; attorneys' fees and/or consultant fees incurred in contracting with a company or companies to provide electricity (or any other utility), any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the state; the cost for third party consultants, accountants and attorneys; energy studies and the amortized cost of any energy or other cost saving equipment (including the amortized cost to upgrade the efficiency or capacity of any Lines as defined in section 9 below); license fees related to the Project; repairs, replacements, alterations or improvements to the Building or the Common Areas due to changes in Laws or compliance with Laws; cleaning, sweeping, lighting for common stairs, common entries and restrooms, replacement for building standard lights, window washing and janitorial services in a manner customarily furnished to comparable projects in the same geographic area; cleaning, maintenance and service contracts and other services with independent contractors, including but not limited to the maintenance, operation and repair of all electrical, plumbing and mechanical systems of the Project and maintenance, repair and replacement of any intrabuilding cabling network, if applicable; the cost of all building and cleaning supplies and materials, sanitary control and sewer charges, elevator service, removal of snow, ice, trash, rubbish, garbage and other refuse; reasonable reserves for anticipated expenditures; and the cost of personnel to implement such services, to direct parking, and to police the Common Areas. Operating Expenses shall also include Lessor's or third parties' expenses for management, accounting, bookkeeping, and collection services, including, but not limited to, salaries, wages, benefits, pension payments, payroll taxes, worker's compensation, and other costs related to employees engaged in the management, operation, maintenance and/or repair of the Project. Such sums shall be reasonably determined by Lessor and at rates comparable to those charged for similar services in comparable projects in the same geographic area. Costs and expenses that are considered capital improvements shall be amortized over the useful life of such improvement as determined in accordance with generally accepted accounting principles.

                    (ii) Impositions and the costs incurred by Lessor in connection with the contest of Impositions, if any, as provided in section 5.

                               Lease Agreement

                    (iii) Services and Utilities, as provided in section 8.

                    (iv) Lessor's maintenance and repair obligations, as provided in section 10.

                    (v) Lessor's insurance, as provided in section 20, and costs of all other insurance for the Project; obtained by Lessor, if any.

                    (vi) Costs incurred by Lessor in connection with any capital improvement of the Building or Project; provided, however, that such costs shall be amortized over the useful life of such improvement, as determined in accordance with generally accepted accounting principles.

     Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (a) depreciation; (b) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Lessor's late payments of such amounts; (c) real estate broker leasing commissions or compensation; (d) any cost or expenditure (or portion thereof) for which Lessor is reimbursed, whether by insurance proceeds or otherwise; (e) attorneys' fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective lessees of the Building; (f) "in-house" legal fees; (g) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Lessor for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (h) litigation costs; (i) costs resulting from Lessor's gross negligence; (j) the cost of constructing tenant improvements for Lessee or any other lessee of the Building or Project; (k) Operating Expenses specially charged to and paid by any other lessee of the Building or Project; and (l) the cost of special services, goods or materials provided to any other lessee of the Building or Project and not offered to Lessee.

               (2) Calculation of Operating Expenses at Less than Full Occupancy. For purposes of calculating Operating Expenses, if during any calendar year of the Lease Term the occupancy of the Project is less than ninety-five percent (95%), the Lessor shall make an appropriate adjustment of the variable components of Operating Expenses, as reasonably determined by Lessor, to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied during the calendar year. For purposes hereof "variable components" shall include only those Operating Expenses that are affected by variations in occupancy levels.

               (3) Determination and Payment of Additional Rent. Upon commencement of the Lease Term, Lessor shall submit to Lessee a statement of the anticipated monthly Additional Rent for the period between the Lease Commencement Date and the end of the calendar year in which the Lease Commencement Date occurs. Lessee shall pay such Additional Rent on a monthly basis concurrently with the payment of the Minimum Monthly Rent.

                                Lease Agreement

Lessee shall continue to make such monthly Additional Rent payments until notified by Lessor of a change. By April 1st of each year, Lessor shall endeavor to give Lessee a statement showing the total Additional Rent for the prior calendar year and Lessee's allocable share thereof, prorated to the date of delivery of possession of the Leased Premises. In the event the total of the monthly Additional Rent payments which Lessee has made for the prior calendar year is less than Lessee's actual share of such Additional Rent, then Lessee shall pay the difference in a lump sum with the monthly Additional Rent next coming due. Any overpayment by Lessee shall be credited towards the monthly Additional Rent next coming due. Failure of Lessor to submit statements as called for herein shall not be deemed a waiver of Lessee's obligation to pay the above amounts, however, the obligation to pay shall be postponed until Lessor has submitted the statement and Lessee shall have ten (10) days thereafter to tender payment to Lessor. If during the course of the calendar year Lessor determines that actual expenditures will vary from its estimate by more than five percent (5%), Lessor may deliver to Lessee a written statement showing Lessor's revised estimate of expenditures. Lessee shall pay the revised amount set forth in the written statement commencing with the monthly Additional Rent next coming due after receipt of such written statement. Even though the term of the Lease has expired and Lessee has vacated the Leased Premises, when the final determination is made of Lessee's Additional Rent for the year in which this Lease terminates, Lessee shall immediately pay any increase due over the monthly Additional Rent payments previously paid and/or conversely, any overpayment made shall be rebated by Lessor to Lessee.

     So long as Lessee is not in default under the terms of this Lease and provided notice of Lessee's request is given to Lessor within thirty (30) days after Lessee's receipt of the statement showing the total Additional Rent for the prior calendar year, Lessee may inspect Lessor's accounting records relating to the Additional Rent at Lessor's corporate office, during normal business hours, for the purpose of verifying the charges contained in the statement. The audit must be completed within sixty (60) days of Lessor's receipt of Lessee's notice, unless such period is extended by Lessor (in Lessor's reasonable discretion). Before conducting any audit however, Lessee must pay in full the amount of Additional Rent billed. Lessee may only review those records that specifically relate to Additional Rent. Lessee may not review any other leases or Lessor's tax returns or financial statements. In conducting an audit Lessee must utilize an independent certified public account reasonably acceptable to Lessor and experienced in auditing records related to property operations. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Lessee may not conduct an audit more often than once each calendar year. Lessee may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Lessor's statement was generated. Lessee shall deliver to Lessor a copy of the audit report and all accompanying data. Lessee and Lessee's auditor shall keep confidential any and all information, documents and agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Lessee's right to conduct an audit Lessee's auditor shall sign a confidentiality agreement in a form reasonably acceptable to Lessor. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Additional Rent, then such deficiency shall become immediately due and payable. If it shall be determined as a result of such audit that there has been an over charge of Additional Rent, then such credit shall be applied

                                Lease Agreement
towards any future Additional Rent becoming immediately due and payable. The cost of the audit shall be paid by Lessee; provided, however, if it shall be determine, as a result of such audit, that there has been an over charge of Additional Rent greater than ten percent (10%) of the actual amount of Additional Rent due, Lessor shall reimburse Lessee for reasonable audit costs up to, but not to exceed, one thousand and 00/100 dollars ($1,000.00).

          (d) Definition of Rent. Minimum Monthly Rent, Additional Rent, and all other costs and expenses which Lessee is obligated to pay to Lessor under this Lease are collectively referred to herein as the "Rent".

     5.  Payment of Taxes and Assessments by Lessee. During the Lease Term,
         -----------------------------------------
Impositions (as hereinafter defined) for the Project shall be included in Operating Expenses for the purpose of calculating Additional Rent, as more specifically set forth in section 4(c) above.

     "Impositions" shall mean all taxes and assessments assessed, levied, imposed or applicable to the Leased Premises, the Building the Project, including, without limitation, real property taxes, assessments, improvement bonds, and other governmental charges, commercial rental tax, business tax, license fees, or levies, general and special, regular and supplemental, ordinary and extraordinary, unforeseen as well as foreseen, of any kind or nature, which are assessed, levied, imposed or become a lien upon the Leased Premises, the Building or the Project or become payable during the term; excepting only inheritance taxes, or taxes levied on or computed by reference to Lessor's personal net income as a whole on all of Lessor's investments. Impositions shall also include any tax, fee, levy, assessment or charge imposed as the result of a transfer, either partial or total, of Lessor's interest in the Leased Premises, the Building or the Project.

     If at any time subsequent to the date of this Lease, the methods of taxation prevailing as of the date of this Lease shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any taxes, charges or assessments now levied, assessed or imposed on the Leased Premises, the Building or the Project and appurtenances thereto and the facilities thereof, or the real property relating thereto, there shall be levied, assessed, or imposed (a) a tax, assessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) the tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises and appurtenances thereto and the facilities thereof or the real property relating thereto and imposed upon Lessor, or (c) a license fee measured by the Rent payable under this Lease, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included in the term Impositions and thereby included in the Operating Expenses for purposes of calculating Additional Rent; provided, however, that Lessee shall pay to Lessor upon demand the entire amount of (and not merely a Proportionate Share, in accordance with the provisions of section 4(c), of) any and all taxes paid or payable by Lessor (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to: (a) the cost or value of Lessee's equipment, furniture, fixtures and other personal property

                                Lease Agreement
located in the Leased Premises, or the cost or value of any leasehold improvements made in or to the Leased Premises by or for Lessee, other than building standard Lessee improvements made by Lessor, regardless of whether title to such improvements is held by Lessee or Lessor; (b) the gross or net Rent payable under this Lease, including without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the Leased Premises or any portion thereof; or (d) the transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Leased Premises. If it becomes unlawful for Lessee to reimburse Lessor for any costs as required under this Lease, the Minimum Monthly Rent shall be revised to net Lessor the same net Rent after imposition of any tax or other charge upon Lessor as would have been payable to Lessor but for the reimbursement being unlawful.

     Lessor, at its sole discretion, may contest any Impositions during the Lease Term. If Lessor contests any Impositions during the Lease Term, all costs incurred by Lessor in connection with the contest, whether or not such contest results in a reduction of the Impositions, shall be included in Operating Expenses for purposes of calculating Additional Rent, as more specifically set forth in section 4(c) above.

     6.   ASSIGNMENT AND SUBLETTING.
          -------------------------

          (a) Lessor's Consent Required. Lessee shall not voluntarily, by operation of law or otherwise assign this Lease or enter into license or concession agreements, sublet all or any part of the Leased Premises, or otherwise transfer, mortgage, pledge, hypothecate, or encumber all or any part of Lessee's interest in this Lease or in the Leased Premises or any part thereof, or suffer or permit the Leased Premises or any part thereof, to be used by any third party other than Lessee, its authorized agents, employees, invitees, and visitors, without Lessor's prior written consent and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease. Lessor shall not unreasonably withhold its consent to the assignment of this Lease or the subletting of the Leased Premises or any portion thereof, if Lessee is not then in default and complies with the conditions set forth in subsection (b) below and Lessor is satisfied with the documentation submitted by Lessee and the proposed assignee or sublessee.

          (b) Reasonable Consent. If Lessee is in default under this Lease, it will not be unreasonable for Lessor to withhold consent regardless of the nature, qualifications or financial strength of the proposed assignee or sublessee. If Lessee is not in default and complies with the following conditions and Lessor is satisfied with the documentation submitted by Lessee and the proposed assignee or sublessee, Lessor shall not unreasonably withhold its consent to the assignment of this Lease or the subletting of the Leased Premises or any portion thereof. Lessee shall submit in writing to Lessor for Lessor's review and approval sixty (60) days prior to the effective date of the proposed assignment (i) the name and legal composition of the proposed assignee or sublessee; (ii) the nature of the proposed assignee's or sublessee's business to be carried on in the Leased Premises; (iii) the terms and provisions of the proposed transfer; and (iv)

                                Lease Agreement
such financial information as Lessor may request concerning the proposed assignee or sublessee, including, without limitation, financial history, audited financial statements, credit rating, and business experience. Lessee acknowledges that Lessor has entered into this Lease in reliance on the particular skills, knowledge, and experience of Lessee and/or the principal officer(s) of Lessee with respect to the conduct of business in the Leased Premises; Lessee recognizes that Lessor's substantial investment in the Leased Premises and the willingness of Lessor to put that investment at risk under the terms of this Lease is based upon Lessor's judgment. If in Lessor's sole judgment, the business reputation of the proposed assignee or sublessee is less than that of Lessee, or the quality of professional services or business conducted by the proposed assignee or sublessee is or may be in any way adversely affected during the term of this Lease, or if the financial strength of the proposed new lessee is less than that of Lessee executing this Lease, and Lessee's guarantor, if any, or if the investigation discloses other information unsatisfactory to Lessor, Lessor reserves the right to refuse such consent. Lessor shall notify Lessee of its approval or disapproval, as the case may be, within twenty (20) days after receipt by Lessor of the information set forth in and required in items (i) through (iv) above.

     Anything to the contrary notwithstanding contained herein or elsewhere in this Lease, as additional consideration for approval of such assignment or subletting, Lessor shall be entitled: (i) to receive any and all consideration payable in connection therewith, including without limitation, any additional rent or other charges or any lump sum settlement; (ii) to require increases in Minimum Monthly Rent payable to Lessor consistent with the then current Minimum Monthly Rent rate for a new lease for similar leased premises and to modify this Lease accordingly, by increasing the Minimum Monthly Rent; (iii) to modify such other provisions of this Lease as Lessor may require to bring this Lease into compliance with its current leasing practice, including, without limitation, cancellation of any options to extend the Lease Term, if any; (iv) to assume the Lease, to sublease the Leased Premises or to consummate the proposed transfer on the same terms and conditions (excluding any differences in Rent or other financial terms) specified in any notice of a proposed assignment, sublease, or transfer, such option to be exercised within ten (10) days of receipt of a written notice thereof, and (v) to cancel or terminate this Lease upon thirty
(30) days' written notice to Lessee provided that in such event, Lessee may elect by written notice to Lessor within ten (10) days of delivery of notice of the cancellation or termination to forego such assignment or subletting and to retain the Leased Premises for the balance of the term of this Lease on the terms and conditions herein set forth. At Lessor's option, Lessor may elect to enter into a new lease with any sublessee of the Leased Premises (or a portion thereof).

          (c) No Release of Lessee. No consent by Lessor to any assignment or subletting by Lessee shall relieve Lessee of any obligation to be performed by Lessee under this Lease, whether occurring before or after such consent, assignment of the Lease, or subletting of the Leased Premises. The consent by Lessor to any assignment or subletting shall not relieve Lessee from the obligation to obtain Lessor's express written consent to any other such assignment of the Lease or subletting of the Leased Premises. Lessor may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and any such actions shall not relieve Lessee of liability under this Lease. The

                               Lease Agreement
acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any assignment, subletting, or other transfer. Consent to one assignment, subletting, or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting, or other transfer.

     Lessee hereby irrevocably assigns to Lessor all Rent and other sums from any such assignment or subletting of the Leased Premises, and agrees that Lessor, as assignor and as attorney-in-fact for Lessee, or a receiver for Lessee appointed upon Lessor's application, may collect such Rent and other sums and apply the same as provided in section 30 upon Lessee's default. Until the occurrence of any act of default by Lessee, assignee, or sublessee, Lessee shall have the right to collect such sums, provided that all excess sums over the Minimum Monthly Rent called for in the Basic Lease Provisions which any assignee or sublessee covenants to pay shall belong solely and exclusively to Lessor.

     In the event of default by an assignee or sublessee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against such assignee, sublessee or successor.

          (d) Costs; Form of Consent. Lessee agrees to pay Lessor, whether or not consent is ultimately given, an administrative fee of three hundred dollars ($300), plus reimburse Lessor for Lessor's reasonable fees and costs (including, without limitation, attorneys' fees) in connection with the processing and documentation of any such requested transfer, assignment, subletting, licensing, or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or Lessee's interest in and to the Leased Premises. Each transfer, assignment, subletting, licensing, concession agreement, mortgage, and hypothecation to which there has been consent shall be by an instrument in writing in a form satisfactory to Lessor, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator, or mortgagor, and the transferee, assignee, sublessee, licensee, concessionaire, or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire, or mortgagee shall agree in writing for the benefit of Lessor herein to assume, to be bound by, and to perform the terms, covenants, and conditions of this Lease to be done, kept, and performed by Lessee, including the payment of all amounts due or to become due under this Lease directly to Lessor. One executed copy of such written instrument shall be delivered to Lessor. Failure to first obtain in writing Lessor's consent or failure to comply with the provisions of this section shall operate to prevent any such transfer, assignment, subletting, licensing, concession agreement, change of ownership, mortgage, or hypothecation from becoming effective.

                                Lease Agreement

          (e) Transfer of Ownership. If Lessee is a corporation or an unincorporated association, the transfer, assignment, or hypothecation of any stock or interest in such corporation or association in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this section. Further, the dissolution, merger, consolidation or other reorganization of the corporation or the sale or other transfer of forty percent (40%) or more of the assets of the corporation shall be deemed an assignment within the meaning and provisions of this section. If Lessee is a partnership or limited liability company, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) or member(s) owning twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the entity, or the merger, consolidation or dissolution of the entity, shall be deemed an assignment within the meaning and provisions of this section.

     Notwithstanding anything contained herein to the contrary, if Lessee is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Lessee to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability, shall be prohibited without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion.

     7.   Rights and Obligations Under the Bankruptcy Code. Upon the filing of a
          ------------------------------------------------
petition by or against Lessee under the United States Bankruptcy Code, Lessee, as debtor in possession, and any trustee who may be appointed by the Bankruptcy Court agree as follows: (i) to perform each and every obligation of Lessee under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable, compensation for use and occupancy of the Leased Premises the sum set forth in the Basic Lease Provisions as Rent, and all other charges otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or under any other Chapter; (iv) to give Lessor at least forty-five (45) days' prior written notice of any abandonment of the Leased Premises; any such abandonment is to be deemed a rejection of this Lease; (v) to do all other things of benefit to Lessor otherwise required under the Bankruptcy Code; (vi) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (vii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

     Included within and in addition to any other conditions or obligations imposed upon Lessee or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of any loss within thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to three (3) months' Minimum Monthly Rent to be held as a Security Deposit; (iii) the use of the Leased Premises as set forth in section 1 of this Lease, (iv) the reorganized debtor or assignee of such debtor in possession or Lessee's trustee demonstrating in writing that it has sufficient background including, but not limited to, substantial business experience and financial ability to operate a business in the

                                Lease Agreement

Leased Premises in the manner contemplated in this Lease and meet all other reasonable criteria of Lessor as did Lessee upon execution of this Lease; (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Leased Premises, at all times, remaining a single Leased Premises and business and no physical changes of any kind may be made to the Leased Premises unless in compliance with the applicable provisions of this Lease.

     No default under this Lease by Lessee, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Lessor. The provisions of this section shall also apply to any guarantor of this Lease.

     8.   Services and Utilities. Subject to Lessor's right to include all costs
          ----------------------
and expenses in Operating Expenses for purposes of calculating Additional Rent, as more specifically set forth in section 4(c) above, Lessor agrees to furnish Services and Utilities to the Leased Premises during normal business hours of 7 a.m. to 6 p.m., Monday through Friday, and 8 a.m. to 1 p.m. on Saturday, excepting Federal and State holidays. "Services and Utilities" shall include reasonable quantities of electricity, heating, ventilation, and air conditioning ("HVAC"), as required in Lessor's reasonable judgment for the comfortable use and occupancy of the Leased Premises, lighting replacement for building standard lights, window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area, water, gas, sewage, and other services which may be used in the Leased Premises and, if applicable, Lessor shall also provide Lessee interface with the telephone network at the demarcation point supplied by the regulated public utility and supply cable pairs in an amount consistent with the engineering standards to which the Building was designed. Lessor shall use reasonable efforts to furnish "after hours" HVAC or other Services and Utilities upon twenty-four (24) hour advance notice from Lessee, and Lessee shall pay Lessor's charges for such "after hours" services on demand.

     If permitted by law, Lessor shall have the right, in Lessor's reasonable discretion, at any time and from time to time during the Lease Term, to contract for the provision of electricity (or any other utility) with, and to switch from, any company providing such utility. Lessee shall provide access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Leased Premises.

     Lessee shall not, without the prior written consent of Lessor, use any apparatus or devise in the Leased Premises, including, without limitation, electronic data processing machines, punch card machines, word processing equipment, personal computers, or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of desk top office equipment and photocopy equipment ordinarily in use in premises designated as general office space, as determined by Lessor. Lessee shall not connect any apparatus to electric current except through existing electrical outlets in the Leased Premises.

     Lessee shall not consume electric current in excess of that usually furnished or supplied for the use of premises as office space (as determined by Lessor), without first procuring the written consent of Lessor, which Lessor may refuse in Lessor's sole and absolute discretion. If Lessor

                                Lease Agreement
consents to the use by Lessee of excess electrical capacity, it shall be separately metered in Lessee's name and paid for by Lessee. The costs of any such meter and its installation, maintenance and repair shall be paid by Lessee.

     Notwithstanding anything contained herein to the contrary, if Lessee is granted the right to purchase electricity from a provider other than the company or companies used by Lessor, Lessee shall indemnify, defend and hold harmless Lessor from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Lessee's electricity provider (including, but not limited to, expenses and/or fines incurred by Lessor in the event Lessee's electricity provider fails to provide sufficient power to the Leased Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Leased Premises by Lessee or Lessee's electricity provider.

     Nothing contained in this section shall restrict Lessor's right to require at any time separate metering or billing of Services and Utilities furnished to the Leased Premises. If such Services and Utilities are separately metered or billed, Lessee agrees to pay, prior to delinquency, all charges and/or assessments for such Services and Utilities furnished to the Leased Premises. If the separate metering of utilities furnished to the Leased Premises is due to Lessee's excessive use of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Lessee. If Lessor requires separate metering for reasons other than Lessee's excessive use of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Lessor. In either event accounts for all such separately metered utilities shall be in Lessee's name and paid for by Lessee.

     Lessor shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any of the Services and Utilities. Further, unless as a result of Lessor's gross negligence, Lessor shall not be in default hereunder or liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the Services and Utilities, (b) failure to furnish or delay in furnishing any of the Services and Utilities where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Lessor, or by the making of necessary repairs or improvements to the Leased Premises, the Building and/or the Project,
(c) any change, failure, interruption, disruption or defect in the quantity, source or character of the electricity (or other utility) supplied to the Leased Premises, the Building and/or the Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use or water, electricity, gas or any other form of energy serving the Leased Premises, the Building and/or the Project. If such failure to furnish any of the Services and Utilities, continues for a period of fifteen (15) business days then the Minimum Monthly Rent and Additional Rent shall be reduced proportionately based upon the degree to which Lessee's beneficial use and enjoyment of the Leased Premises or its business are interfered with. No abatement shall continue beyond the time that the interference no longer persists regardless of any delay by Lessee in resuming operation of its business.

                                Lease Agreement

     In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Leased Term, both Lessor and Lessee shall be bound thereby. In the event of a difference in interpretation by Lessor and Lessee of any such controls, the interpretation of Lessor shall prevail and Lessor shall have the right to enforce compliance therewith, including the right of entry into the Leased Premises to effect compliance.

     9.   Telecommunications. Lessee may install, maintain, replace, remove, use
          ------------------
or modify communications or computer wires, cables and related devices, collectively, the "Lines," at the Building in or exclusively serving the Leased Premises, only with Lessor's prior written consent, which consent may be withheld in Lessor's sole and absolute discretion. Any request for consent under this section shall contain detailed plans, schematics, specifications identifying all work to be performed, the time schedule for completion of the work, the identity of the entity that will provide service to the Lines and the identity of the entity that will perform the proposed work (which entity shall be subject to Lessor's approval). Lessor shall have a reasonable time in which to evaluate the request after it is submitted by Lessee.

     Without in any way limiting Lessor's right to withhold its consent, Lessor shall consider the following factors, among others, in making its determination:
(a) the experience, qualifications and prior work practice of the proposed contractor, as well as its ability to provide sufficient insurance coverage for its work at the Building; (b) whether or not the proposed work will interfere with the use of any then existing Lines at the Building; (c) whether or not an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Lessor's reasonable opinion; (d) a requirement that Lessee remove existing Lines located in or serving the Leased Premises, as a condition to permitting the installation of new Lines; (e) whether or not Lessee is in default of any of its obligations under the Lease; (f) whether or not Lessee will encumber or mortgage its interest in any Lines; (g) whether or not the proposed work or resulting Lines will impose new obligations on Lessor, expose Lessor to liability of any nature or description, increase Lessor's insurance costs for the Building, create liabilities for which Lessor is unable to obtain insurance protection or imperil Lessor's insurance coverage; (h) whether or not Lessee's proposed service provider is willing to pay reasonable monetary compensation for the use and occupation of the Building; and (i) whether or not the work or resulting Lines would adversely affect the land, the Project, the Building, the Leased Premises or any space in the Building or the Project in any manner.

     Lessor's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof and Lessor hereby disclaims any responsibility or liability for the same. Lessor disclaims all responsibility for the condition or utility of the intrabuilding cabling network and makes no representation regarding the suitability of the intrabuilding cabling network for Lessee's intended use.

     If Lessor consents to Lessee's proposal, Lessee shall: (a) pay all costs in connection therewith (including all costs related to new Lines); (b) comply with all requirements and

                                Lease Agreement
conditions of this section; (c) use, maintain, and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment. Lessee shall further insure that: (i) Lessee's contractor complies with the provisions of this section and Lessor's reasonable requirements governing any work performed; (ii) Lessee's contractor provides all insurance required by Lessor; (iii) any work performed shall comply with all laws; and
(iv) as soon as the work is completed, Lessee shall submit "as-built" drawings to Lessor.

     Lessor reserves the right to require Lessee, within three (3) days after written notice, to remove any Lines located in or serving the Leased Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Lessee or any other party), or any unused or abandoned Lines.

     Lessor may (but shall not have the obligation to): (a) install new Lines at the Building; (b) create additional space for Lines at the Building; and (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Lessor, Lessee or any other party (but Lessor shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Lessor by law or otherwise. If Lessor exercises any such rights, Lessor may charge Lessee for the costs attributable to Lessee, or may include those costs and all other costs in Operating Expenses under section 4(c) (including without limitation, costs for acquiring and installing Lines and users to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, however, any capital expenditures included in Operating Expenses shall be amortized over their useful life in accordance with generally accepted accounting principles.

     In addition to the rights reserved by Lessor under any other provision of this Lease, Lessor may require, upon thirty (30) days' prior notice, that
Lessee: (a) move all or any portion of the Lines, and any riser sleeves thereof, to another location or locations, provided that all such moves shall be completed no later than sixty (60) days after receipt of Lessor's notice; and/or
(b) discontinue using any Building riser sleeves (if Lessor has permitted Lessee to install its own riser sleeve). If Lessor exercises any of its rights under item (a) above, the parties agree that (i) Lessor shall pay all reasonable, direct, out-of-pocket expenses incurred by Lessee in connection therewith (excluding lost profits or other consequential damages), unless the exercise of such rights is necessary in Lessor's reasonable opinion for the safety, access, use or operation of the Building, and (ii) Lessor shall use reasonable efforts to cooperate in providing other space that will be feasible for Lessee's purposes (but the installation of new Lines, riser sleeves therefor, or equipment therein shall be subject to the requirements of this section).

     Lessor reserves the right to require Lessee to remove any or all Lines installed by or for Lessee within or serving the Leased Premises upon expiration or earlier termination of this Lease, provided Lessor gives Lessee notice prior to, or within thirty (30) days following, such expiration

                                Lease Agreement
or earlier termination. Any Lines not removed by Lessee shall, at Lessor's option, become the property of Lessor (without payment by Lessor). If Lessee fails to remove such Lines as required by Lessor, or violates any other provision of this section, Lessor may, after twenty (20) days' notice to Lessee, remove such Lines or remedy such other violation at Lessee's expense (without limiting Lessor's other remedies available under this Lease or applicable law). Lessee shall not, without the prior written consent of Lessor in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Lessor's written consent shall be null and void.

     In addition to any other indemnification obligations under this Lease, Lessee shall defend, indemnify and hold harmless Lessor and its employees, agents, officers, and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including reasonable attorneys' fees) arising out of or in any way related to the acts and omissions of Lessee, Lessee's officers, directors, employees, agents, contractors, subcontractors, sublessees, and invitees with respect to:
(a) any Lines or equipment related thereto serving Lessee in the Building; (b) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any Lines or equipment related thereto serving Lessee in the Building; (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Lines or equipment related thereto; and (d) any violations of laws or demands of governmental authorities, or any reasonable policies or requirements of Lessor, which are based upon or in any way related to such Lines or equipment related thereto. This indemnification and hold harmless agreement shall survive the expiration or earlier termination of this Lease.

     Except to the extent arising from the gross negligence or willful misconduct of Lessor or Lessor's agents or employees, Lessor shall have no liability for damages arising from, and Lessor does not warrant that the Lessee's use of any Lines will be free from the following (collectively called "Line Problems"): (a) any eavesdropping or wire-tapping by unauthorized parties;
(b) any failure of any Lines to satisfy Lessee's requirements; (c) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other lessees or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or (d) any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Lessee, render Lessor liable to Lessee for abatement of Rent, or relieve Lessee from performance of Lessee's obligations under this Lease. Lessor shall in no event be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

     If the Building was constructed at a time when asbestos or other Hazardous Materials were used in construction, Lessee acknowledges that asbestos-containing materials or other Hazardous Materials may be present at the Building, that airborne asbestos fibers or other Hazardous Materials involve a potential health hazard, and that specific procedures must be followed. In such case, before commencing any of the activities contemplated hereunder, Lessee and its contractor shall consult with Lessor and Lessor's asbestos or Hazardous Materials

                                Lease Agreement
consultant, at Lessee's expense, concerning appropriate procedures to be followed. During such activities, Lessee shall comply, and shall require that its contractor comply, at Lessee's expense, with all laws, as well as all directives of Lessor's asbestos or other Hazardous Materials consultant, respecting asbestos-containing materials or other Hazardous Materials. Lessee hereby agrees that Lessor and Lessor's asbestos or other Hazardous Materials consultant may monitor, supervise and/or direct any asbestos or other Hazardous Materials related aspects of the work, at Lessee's expense.

     If Lessee at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause a radiation higher than normal background radiation, Lessor reserves the right to require Lessee to appropriately insulate the Lines therefor (including riser cables) to prevent such excessive electromagnetic fields or radiation, or cause such Lines to be removed from the Project if it is not possible to insulate the Lines.

     10.  Maintenance and Repair. Subject to the Lessor's right to include all
          ----------------------
costs and expenses in Operating Expenses for purposes of calculating Additional Rent, as more specifically set forth section 4(c) above, Lessor agrees to repair, maintain and replace as necessary (i) all portions of the Leased Premises not the obligation of the Lessee, (ii) the exterior of the Building, foundation, roof and structural portions of the Leased Premises, the Building and/or the Project not the obligation of Lessee or of any other lessee in the Building and/or the Project, (iii) the mechanical, electrical, plumbing, sprinkler and HVAC systems of the Leased Premises, the Building and/or the Project not the obligation of Lessee or of any other lessee in the Building and/or the Project and (iii) if applicable, Lessor shall also maintain and repair the intrabuilding cabling network unless the responsibility therefor is assigned to a particular lessee; provided, however, any capital expenditures included in Operating Expenses shall be amortized over their useful life in accordance with generally accepted accounting principles.

     Lessee shall at all times during the term hereof, and at Lessee's sole cost and expense keep, maintain and repair the Leased Premises and other improvements upon and about the Leased Premises in good and sanitary order and condition. The term Leased Premises shall be deemed to include, all items and equipment installed by or for the benefit of or at the expense of Lessee, including without limitation, the interior surfaces of the ceilings, walls and floors; all doors; all interior windows and window casements and glazing; fire sprinklers; dedicated HVAC equipment, including contracting with a service company for the monthly maintenance, with a copy of the service contract furnished to Lessor; security system; plumbing, pipes and fixtures; sewer and utility lines; electrical switches, fixtures, wiring and conduits; and internal wiring as it connects to the intrabuilding cabling network (as applicable). Lessee shall maintain the whole of said Leased Premises in a clean and sanitary condition, in accordance with all applicable state, city and county health and sanitation laws and ordinances and as directed by the proper public officials during the Lease Term. Lessee shall also at its sole cost and expense be responsible for any repairs, alterations or improvements necessitated as a result of (i)

                               Lease Agreement

Lessee's use or occupancy of the Leased Premises; (iii) the installation, removal, use, operation or moving into or out of the Building of Lessee's equipment, machinery, furniture, movable trade fixtures, or personal property in the Leased Premises; or (iii) the act, omission, misuse or negligence of Lessee, its agents, contractors, employees or invitees. If applicable, Lessee shall install and maintain in good working order at all times devices as necessary to ensure that the sewage and drainage system, located within the Leased Premises, if any, shall not have stoppages. In the event of stoppages created by Lessee's use or occupancy of the Leased Premises, Lessee shall pay or reimburse Lessor for the cost of clearing said stoppages. Lessee shall make any repair or replacement necessary, at its sole cost and expense, for any and all damages caused by a forced entry or attempted forced entry. Lessee shall not be obligated to make any structural repairs, replacements, alterations or improvements, unless required by, or resulting from, or triggered by (i) the installation, removal, use, operation or moving into or out of the Building of Lessee's equipment, machinery, furniture, movable trade fixtures, or personal property in the Leased Premises; or (ii) the act, omission, misuse, negligence or misconduct of Lessee, its agents, contractors, employees or invitees; or
(iii) Lessee's particular use of the Leased Premises; or (iv) any alterations to the Leased Premises made by Lessee under section 11.

     By accepting possession of the Leased Premises, Lessee shall be deemed to have accepted the Leased Premises as being in good condition and repair. Lessee shall undertake all necessary repairs and maintenance to maintain the Leased Premises in a first class condition, and Lessee agrees on the last day of said term or sooner termination of this Lease to surrender the Leased Premises in the same condition as delivered to Lessee by Lessor, reasonable wear and tear excepted. Lessee shall not defer needed and reasonably necessary items of maintenance and repair in the final months of this Lease, but shall perform the same throughout and including the last day of the term of the Lease, so that when possession is returned to Lessor, Lessor will not have to perform repairs and maintenance that should have been taken care of by the Lessee under its duty to maintain and make repairs to the Leased Premises.

     Lessee covenants and agrees to pay promptly when due all claims for work and materials furnished in connection with its maintenance or alteration of the Leased Premises and shall not permit or suffer any liens or encumbrances to attach to the Leased Premises, the Building and/or the Project, and shall indemnify Lessor against loss therefrom; provided, however, that Lessee within five (5) days after any final judgment which may be recovered against Lessee or the Leased Premises the Building and/or the Project, in any action or litigation ensuing by reason of Lessee's contest of such lien or claim of lien, shall pay the same and fully discharge the Leased Premises, the Building or the Project, and improvement from said lien and judgment, or in the event Lessee appeals any judgment rendered against it or the Leased Premises, the Building and/or the Project, provided Lessee shall forthwith upon the rendering of such judgment furnish an appeal bond or otherwise cause a stay of execution of such judgment, pending final determination of such appeal.

     Lessee further covenants and agrees that Lessor may, upon twenty-four (24) hour notice, go upon the Leased Premises and make any necessary repairs to the Leased Premises and perform any work therein (i) which Lessor is required or permitted by this Lease or by any other lessee's lease or required by law to make in or to any portion of the Leased Premises, the Building and/or

                                Lease Agreement
the Project, or (ii) which Lessee fails to perform in accordance with the provisions contained herein in order to maintain the Leased Premises in good order, condition and repair, if Lessee does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Lessor, or (iii) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority or of the Insurance Commissioner or Lessor's Insurance Carrier or of any similar body, if Lessee does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Lessor, or
(iv) which Lessor may deem necessary to prevent waste or deterioration in connection with the Leased Premises if Lessee does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Lessor, or (v) which Lessor may deem necessary to perform construction work incidental to any portion of the Building and/or the Project adjacent to, above, or below the Leased Premises. Nothing herein contained shall imply any duty on the part of Lessor to do any such work which under any provision of the Lease Lessee may be required to do, nor shall it constitute a waiver of Lessee's default in failing to do the same. No exercise by Lessor of any rights herein reserved shall entitle Lessee to any damage for any injury or inconvenience occasioned thereby nor to any abatement of Rent.

     Except as otherwise expressly provided in this Lease, Lessor shall have no liability to Lessee nor shall Lessee's obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Lessor's making any repairs or changes which Lessor is required or permitted by this Lease or by any other lessee's lease or required by law to make in or to any portion of the Project, the Building and/or the Leased Premises. Lessor shall nevertheless use reasonable efforts to minimize any interference with Lessee's conduct of its business in the Leased Premises.

     11.  Alterations. Lessee shall not make, or suffer to be made, any
          -----------
alterations, additions and/or improvements to the Leased Premises, or any part thereof, without the written consent of Lessor having been first had and obtained, which consent shall not be unreasonably withheld. Lessor's consent may be conditioned, without limitation, on Lessee removing any such alterations, additions or improvements upon the expiration of the Lease Term or sooner termination thereof and restoring the Leased Premises to the same condition as on the date Lessee took possession. All alterations, additions and/or improvements, consented to by Lessor, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the Americans with Disability Act of 1990, as amended, "ADA") and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Lessor. Prior to commencing any work, Lessee shall furnish Lessor with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor's and subcontractor's insurance coverage for Builder's Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 00 30, Commercial General Liability at least as broad as ISO CG 00 01, workers' compensation, employers' liability and auto liability, all in amount reasonably satisfactory to Lessor; and indemnification in a form reasonably satisfactory to Lessor. The work shall be performed in a manner that will not interfere

                                Lease Agreement
with the quiet enjoyment of the other lessees in the Building. All work shall be diligently prosecuted to completion and upon completion, Lessee shall furnish Lessor "as-built" plans.

     Lessee shall pay the costs of any work done on the Leased Premises and keep the Leased Premises, the Building and the Project free and clear of liens of any kind. Lessee hereby indemnifies, and agrees to defend against and keep Lessor free and harmless from all liability, loss, damage, cost, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Lessee or any person claiming under Lessee.

     Lessee shall give notice to Lessor at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Leased Premises, consented to by Lessor. Lessor retains the right to enter the Leased Premises and post such notices as Lessor deems proper at any reasonable time.

     Except as otherwise set forth in this section, Lessee agrees that all alterations, additions and/or improvements of whatsoever kind or nature made to the Leased Premises, other than equipment, machinery, furniture and movable trade fixtures, shall belong to and become the property of the Lessor and shall be surrendered with the Leased Premises upon the expiration of the Lease Term or sooner termination thereof. Further, all fixtures, equipment (including HVAC equipment), improvements, appurtenances attached to or built into the Leased Premises, the Building and/or the Project at the commencement or during the Lease Term, whether or not by or at the expense of Lessee, shall be and remain a part of the Leased Premises, Building and/or Project, as applicable, shall be the property of Lessor and shall not be removed by Lessee except as expressly agreed upon in writing by Lessor. Unless Lessor, by notice to Lessee not later than thirty (30) days prior to the expiration of the Lease Term, elects to have Lessee remove any of the foregoing. In such case, Lessee, at Lessee's sole cost and expense and prior to the expiration of the Lease Term, shall remove the foregoing and repair any damage caused by such removal. In addition, the right of the Lessee to remove Lessee's equipment, machinery, furniture or movable trade fixtures is conditioned, upon Lessee's agreement to repair any damage caused by such removal.

     12.  Intentionally deleted.

     13.  Common Areas. "Common Areas" means all areas, space, equipment, and
          ------------
special services for parking and ingress and egress, and/or for the common and joint use and benefit of the occupants of the Project as Lessor may in the future designate, and may change at any time during the term hereof including, without limitation, canopy, parking areas, access roads,

                                Lease Agreement
on-site and off-site sewer and utility lines servicing the Project, driveways, retaining walls, landscaped areas, truck service ways or tunnels, loading docks, pedestrian walkways, courts, stairs, ramps, and sidewalks, storage areas, building lobbies, common corridors and hallways, rest rooms, and other generally understood public or common areas.

     All Common Areas shall be subject to the exclusive control and management of Lessor or such other persons or nominees as Lessor may have delegated or assigned to exercise such management or control, in whole or in part, in Lessor's place and stead. In no event shall Lessee have the right solicit in any manner in any of the Common Areas.

     Lessor shall at all times have the right and privilege of determining the nature and extent of the Common Areas, and of making such changes therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interests of all persons using the Common Areas, including the location and relocation of driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities hereof.

     Lessor hereby grants to customers, patrons, suppliers and employees and invitees of Lessee, sub-lessees and concessionaires of Lessee, a non-exclusive license to use parking areas in the Project for the use of parking motor vehicles during the term of this Lease, subject to rights reserved to Lessor as hereinafter contained. Lessor reserves the right at any time and from time to time to grant similar non-exclusive use to other lessees; to adopt reasonable rules and regulations relating to the use of Common Areas including parking and no parking areas, and any part thereof, to make changes in parking layout from time to time; to withdraw property from parking use provided adequate customer parking is maintained as reasonably determined by the Lessor; to close any portion of such parking area to such extent as, in the reasonable opinion of Lessor or Lessor's counsel, may be legally sufficient to prevent a dedication thereof or accrual of any right to any person or the public therein or to close temporarily any portion of the parking areas or facilities; and to do and perform any other acts in and to said areas and improvements thereon as Lessor in its reasonable judgment determines to be advisable.

     Lessee's employees shall not be permitted to park their automobiles in the automobile parking areas of the Common Areas which may from time to time be designated for patrons of the Project. Lessor may at its election furnish and/or cause to be furnished either within the Project parking area, or reasonably close thereto, space for employee parking. Lessor at all times shall have the right to designate the particular parking area to be used by any or all of such employees and any such designation may be changed from time to time.

     14. Entry by Lessor. Lessor reserves and shall, at any and all reasonable
         ---------------
times upon twenty-four (24) hour notice, during business hours, have the right to enter the Leased Premises to inspect the same, and Lessee agrees to allow "for lease" signs of reasonable size to be placed and remain upon the exterior front of the Leased Premises during the last ninety (90) days of the term hereby created. Notwithstanding the foregoing, Lessor shall have the right to enter the Leased Premises without notice in the event of an emergency, as determined

                             Lease Agreement
by Lessor, or, if, in Lessor's reasonable judgment, Lessor has reason to believe that Lessee is in violation of the covenants and conditions set forth in this Lease.

     15.  Compliance with Governmental Regulations. "Laws" shall mean and apply
          ----------------------------------------
to all laws and ordinances, municipal, state and federal, and any and all lawful requirements and orders of any properly constituted local, state or federal board or authority, now in force or enacted in the future, including, without limitation, government measures regulating or enforcing public access, occupational, health, or safety standards ("Laws"). To the best knowledge of Lessor, the Building is in compliance with all applicable Laws in existence and applicable to the Building as of the Lease Commencement Date.

     Except as set forth below as the responsibility of Lessee, Lessor shall be responsible for the compliance of the Building and the Common Areas with all Applicable Laws in existence and applicable to the Building and the Common Areas as of the Lease Commencement Date and thereafter during the Lease Term, provided, however, that Lessor shall not be required to make any repair, replacement, alteration or improvement to the Building or the Common Areas during the Lease Term as a result of changes in Laws unless such Laws specifically require "retrofitting" (or its equivalent) of existing improvements or systems.

     Lessee shall, at Lessee's expense, comply with all Laws applicable to the use and occupancy of the Leased Premises. Such compliance includes, without limitation, the obligation by Lessee to make all repairs, replacements, alterations or improvements, whether substantial or insubstantial, whether to the Building, the Common Areas or the Leased Premises, required by Laws to the extent the Laws relate to or are triggered by (i) Lessee's particular use of the Leased Premises, or (ii) any alterations to the Leased Premises made by Lessee under section 11. Lessee shall make any changes to the Leased Premises required to accommodate Lessee's employees with disabilities. Any work performed by Lessee pursuant to this section shall be subject to the terms of section 11.

     Without limiting the foregoing, Lessee agrees that it will not at any time use or occupy the Leased Premises in violation of the Certificate of Occupancy issued with regard to the Leased Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such Laws shall be conclusive of that fact as between Lessor and Lessee.

                                Lease Agreement

     16.  Prohibited Uses. Lessee shall not use, or permit the Leased Premises
          ---------------
or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which the Leased Premises are hereby leased. Lessee shall not use, or permit said Leased Premises or any part thereof, for any use in direct conflict or competition with then granted or existing exclusives (as of the Lease Commencement Date there are no existing or granted exclusives within the Project). No use shall be made or permitted to be made of the Leased Premises, no acts done in or abut the Leased Premises in violation of any declarations, covenant, condition or restriction now in force or which may hereafter be enacted or promulgated.

     Further, no use shall be made or permitted to be made of the Leased Premises, no acts done in or about the Leased Premises which will increase the existing rate of insurance upon the Building and/or the Project (once said rate is established), or cause the cancellation of any insurance policy covering the Leased Premises, the Building and/or the Project, nor shall Lessee permit to be kept, used or sold in or about said Leased Premises any article which may be prohibited by standard form of fire insurance policies. Lessee shall, at its sole cost, comply with any and all requirements, pertaining to the use of said Leased Premises, of any insurance organizations or company necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises and appurtenances.

    Lessee shall not use or suffer or permit any person or persons to use the Leased Premises or any part thereof for conducting therein any sale by auction, whether said auction be voluntary or involuntary, pursuant to any assignment, for the benefit creditors or pursuant to any bankruptcy or other insolvency proceedings.

     17.  Waste; Nuisance. Lessee shall not do or permit anything to be done in
          ---------------
or about the Leased Premises which will in any way obstruct or interfere with the rights of other lessees or occupants of the Building or any other building in the Project, or injure or annoy them or use or maintain or permit any nuisance in, on or about the Leased Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Leased Premises. During the Lease Term, Lessee shall keep the Leased Premises and every part thereof in a clean and wholesome condition, free of any objectionable noises, odors, or nuisances; all health and police regulations shall in all respects and at all times be fully complied with by Lessee.

     Lessee shall not install any exterior lighting or plumbing fixtures, shades, or awnings, or make any exterior decoration or painting or similar devices on the roof or exterior walls or windows of the Leased Premises, without Lessor's prior written consent. Use of the roof of the Leased Premises is reserved to Lessor. Lessee shall not do anything on the Leased Premises that will cause damage to the Building; Lessee shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry as determined by Lessor or Lessor's structural engineer. The cost of any such determination made

                              Lease Agreement
by Lessor's structural engineer in connection with Lessee's occupancy shall be paid by Lessee upon Lessor's demand. Lessee shall not install, use or operate in or on the Leased Premises any business machines, mechanical equipment, machinery, apparatus, or other appliances which will in any manner cause noise objectionable to other lessees or injure, vibrate or shake the Leased Premises, or the leased premises of an adjacent lessee or the Building.

     18.  Environmental Matters.
          ---------------------

          (a)  Lessee's Covenants Regarding Hazardous Materials.

               (1) Compliance with Environmental Laws. Lessee shall, at its sole cost and expense, at all times and in all respects comply with all Hazardous Materials Laws applicable to the use or occupancy of the Leased Premises and Lessee's business and operations at the Leased Premises and the Project. "Hazardous Materials Laws" shall mean and include all federal, state, local or regional statutes, laws, ordinances, regulations, orders, or guidelines, concerning the creation, use, treatment, analysis, emission, discharge, disposal, release, management, handling, storage, generation, transportation or presence of any Hazardous Material. "Hazardous Materials" shall mean and include all oil, petroleum products, carcinogens, reproductive toxins, flammable or explosive materials, asbestos, pollutants, contaminants, urea formaldehyde, freon, medical waste, biological waste or other radioactive, hazardous, toxic, or infectious wastes, materials or substances, any toxic or hazardous gaseous liquid, or solid or material waste, or any other material defined or listed in any applicable Hazardous Materials Laws. Lessee agrees not to bring, allow, permit, create, use, treat, analyze, emit, discharge, dispose, release, manage, handle, store, generate, transport or install any Hazardous Materials in or about the Leased Premises, the Building and/or the Project without Lessor's prior written consent, which Lessor may withhold in its sole and arbitrary discretion. Lessor may withdraw its consent to such activities or the presence of any Hazardous Materials at any time for any reason. Upon Lessor's withdrawal of consent to such activities, Lessee shall remove those Hazardous Materials from and/or cease those activities on the Leased Premises as are no longer permitted. Lessor's refusal to consent or withdrawal of consent to activities involving Hazardous Materials shall not limit or affect any of Lessee's obligations under this Lease. Lessee shall provide to Lessor upon execution of this Lease a list of any Hazardous Materials which will be present at the Leased Premises and copies of any and all Material Safety Data Sheets associated therewith. Lessee shall update said list on a regular basis if any changes occur in the types or amounts of such Hazardous Materials. Lessor shall have the right to enter the Leased Premises from time to time to conduct tests, inspections and surveys concerning Hazardous Materials and to monitor Lessee's compliance with its obligations concerning Hazardous Materials and Hazardous Materials Laws. Lessee is hereby advised that there are certain notice requirements under Proposition 65, which may be applicable to Lessee and Lessee should consult its counsel with respect to its responsibilities under Proposition 65.

               (2) Hazardous Materials Handling. Lessee shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Lessee's use of the Leased Premises.

                               Lease Agreement

Lessee shall cause any and all Hazardous Materials, including but not limited to medical waste, to be taken away or removed from the Leased Premises and to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes, and shall deliver to Lessor copies of any Uniform Hazardous Waste Manifests associated with such disposal. Lessee shall contract for and pay for the removal and disposal of any medical waste or any other waste, the removal or disposal of which is regulated by any Hazardous Materials Laws, in accordance with all applicable Hazardous Materials Laws. No material shall be placed in Project trash boxes, bins, or receptacles or Common Areas if the material is of such a nature that it cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the State of California without being in violation of any Hazardous Materials Laws. Prior to the expiration or earlier termination of this Lease, Lessee shall cause all Hazardous Materials to be removed from the Leased Premises and transported for use, storage or disposal in accordance and in compliance with all applicable hazardous Materials Laws. Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Leased Premises, the Building and/or the Project nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials or Hazardous Materials Laws in any way, without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interest with respect thereto.

               (3) Notices. Lessee shall immediately notify Lessor in writing of: (i) any release or suspected release of Hazardous Materials on, in, under, about, from or around the Leased Premises, the Building and/or the Project whether caused by Lessee or any other person; (ii) any remedial or mitigation action Lessee institutes or proposes with respect to any Hazardous Materials in any way connected with the Leased Premises, the Building and/or the Project;
(iii) any enforcement, cleanup, removal, remedial or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (iv) any claims made or threatened by any person against Lessee relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (v) any reports made to or by any governmental agency or any lender arising out of or in connection with any Hazardous Materials in or removed from the Leased Premises, the Building and/or the Project, including any citizen's or agency complaints, notices, warnings or asserted violations in connection therewith and any reports made by any environmental consultants or engineers which pertain to the Leased Premises, the Building and/or the Project. Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Hazardous Materials or Hazardous Materials Laws.

          (b) Indemnification of Lessor. Lessee shall indemnify, defend (by counsel reasonably acceptable to Lessor), protect, and hold Lessor, and each of Lessor's trustees, shareholders, officers, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, costs, expenses (including attorneys' fees), penalties, forfeitures or losses for death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Lessee, or its

                            Lease Agreement
employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Lessee (whether or not their acts or omissions are negligent, intentional, willful or unlawful) and related to (i) the presence in, on, under, around or about the Leased Premises, the Building and/or the Project or the discharge or release in or from the Leased Premises, the Building and/or the Project of any Hazardous Materials due to the creation, use, treatment, analysis, emission, discharge, disposal, release, threatened release, management, handling, storage, generation, transportation or presence of Hazardous Materials to, in, on, under, around, about or from the Leased Premises, the Building and/or the Project, or (ii) Lessee's failure to comply with any Hazardous Materials Laws. Lessee's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Leased Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. Said obligations shall survive the expiration or earlier termination of the term of this Lease.

          (c) Additional Insurance or Financial Capacity. If at any time it reasonably appears to Lessor that Lessee is not maintaining sufficient insurance or other means of financial capacity to enable Lessee to fulfill its obligations to Lessor hereunder, regarding environmental matters, whether or not then accrued, liquidated, conditional or contingent, Lessee shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Lessor, as Lessor may from time to time reasonably request.

     19.  Signs, Advertising. Lessee shall not place, construct or maintain on
          ------------------
the glass panes or supports of the windows of the Leased Premises, the doors, or the exterior walls or roof of the Building or any other building or portion of the Common Areas and parking areas or any improvements located thereon, or on any other area of the Project or on any interior portion of the Leased Premises that may be visible from the exterior of the Leased Premises, any signs, (including, but not limited to, going out of business signs), advertisements, name, insignias, trademarks, descriptive material or any other similar item, without Lessor's prior written consent issued subject to Lessor's sole discretion. Lessee shall not, without Lessor's prior written consent, place, construct or maintain on the Leased Premises any advertising media including, but not limited to, search lights, flashing lights, loud speakers, phonographs or other similar visual or audio media. Lessee shall not without Lessor's prior written consent, solicit business in, on or about the Common Areas and/or parking areas or display or sell services outside the Leased Premises. Lessee shall not place, construct, install or maintain any covering on the inside or outside of the windows of the Leased Premises, without Lessor's prior written consent. Lessor shall have the right to remove any signs or other matter installed without Lessor's permission, without being liable to Lessee by reason of such removal, and to charge the cost of removal to Lessee as Rent hereunder, payable within ten (10) days of written demand by Lessor.

     20.  Insurance and Indemnification. Lessee shall, at its sole cost and
          -----------------------------
expense, cause to be placed in effect immediately prior to the date Lessee is given access to the Leased Premises for any purpose, and shall maintain in full force and effect during the Lease Term and any renewals thereof, the following insurance in companies satisfactory to the Lessor and licensed in the state in which the Leased Premises are located and in the name of Lessee as insured, naming Lessor, its trustees, officers, agents and employees as additional insured. The insurance carrier shall at all times during the Lease Term have a policyholder's rating of not less than "A/7" in the most current edition of Best's Insurance Reports or equivalent (as determined by Lessor) if the Best's rating system is discontinued. Any insurance required of Lessee under this Lease may be furnished by Lessee under a blanket policy carried by it. Such blanket policy shall contain an endorsement naming Lessor, its trustees, officers, agents and employees as additional insured, referencing the Leased Premises, and guaranteeing a minimum limit available for the Leased Premises equal to the insurance amounts required in this Lease.

          (a) Commercial General Liability (ISO occurrence form CG 00 01) covering liability arising from Lessee's use and occupancy of the Leased Premises, its operations, Lessee's independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract in an amount normally carried by the Lessee in Lessee's normal "blanket" policy, but in any event not less than $ 1,000,000 per occurrence. In addition, Lessor shall during the Lease Term, subject to Lessor's right to include such costs in Operating Expenses for purposes of calculating Additional Rent, as more specifically set forth in section 4(c), keep the Building and/or the Leased Premises insured under an umbrella policy for the benefit of Lessor with a minimum combined single limit of liability of at least $2,000,000 for personal injury.

          (b) Commercial Property Insurance (ISO special causes of loss form CP 00 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (i) all leasehold improvements (including any alterations, additions or improvements made by Lessee) in, on or about the Leased Premises; and (ii) equipment, machinery, furniture, trade fixtures, merchandise and personal property of Lessee from time to time in, on or about the Leased Premises, in an amount not less than one hundred percent (100%) replacement cost with no coinsurance penalty provision. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under item (i) above shall be paid to Lessor and the proceeds under item (ii) above shall be paid to Lessee. In addition, Lessor shall, during the Lease Term, subject to Lessor's right to include such costs in Operating Expenses for purposes of calculating Additional Rent, as more specifically set forth in section 4(c), keep the Leased Premises insured for the benefit of Lessor, in an amount equal to not less than ninety percent (90%,) of the replacement cost of the Building, including, but not limited to, a broad form endorsement and a loss of rents endorsement.

          (c) Workers' Compensation insurance as required by law, and Employers Liability insurance in an amount normally carried by Lessee, but in any event not less than $1,000,000 per accident for bodily injury or death.

          (d) Business Auto Liability insurance in an amount not less than $1,000,000 per accident.

                                Lease Agreement

          (e) Business Interruption and Extra Expense Insurance in a reasonable amount and comparable to amounts carried by comparable lessees in comparable projects.

     Any deductible or self-insured retention in excess of $5,000 per occurrence must be declared to and approved by Lessor. At the option of Lessor, either the insurer shall reduce or eliminate the deductible or self-insured retention or Lessee shall provide separate insurance conforming to this requirement.

     If the coverage limits set forth in this section are deemed inadequate by Lessor or Lessor's lender, if applicable, or Lessor's insurance carrier, then Lessee shall increase the coverage limits to the amounts reasonably recommended by either Lessor or Lessor's lender, if applicable, or Lessor's insurance carrier. In no event shall said coverage be less than the coverage limits set forth herein.

     Lessee shall provide copies of the insurance policies and amendatory endorsements effecting coverage required by this section, appropriately authenticated by the insurer (or insurance certificates should Lessor so elect). Such copies or certificates shall be furnished to Lessor upon execution of this Lease. All certificates and endorsement are to be received and approved by Lessor before any work commences. Lessor reserves the right to inspect and/or copy any insurance policy required to be maintained by Lessee hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Lessee shall comply with such requirement within thirty (30) days of demand therefor by Lessor. Lessee shall furnish Lessor with renewal certificates and amendments or a "binder" of any such policy at least twenty (20) days prior to the expiration thereof. The policies or certificates shall contain a provision that the insurer will not cancel or refuse to renew the policies, or change in any material way the nature or extent of the coverage provided by such policies without first giving the Lessor and Lessor's lender (if such lender's address is provided) thirty (30) days' prior written notice by certified or registered mail, return receipt requested.

     In the event Lessee fails to provide certificates and endorsements as required by this Lease or to procure, maintain, and/or pay for the insurance required by this Lease, at the times and for the durations specified in this Lease, Lessor shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance, in which event Lessee shall repay Lessor, as additional Rent, all sums so paid by Lessor together with a twenty-five percent (25%) service charge and any costs or expenses incurred by Lessor in connection therewith, without prejudice to any other rights and remedies of the Lessor under this Lease. Failure of the Lessee to take out or maintain the insurance policies hereinabove described or to pay the premiums thereon or reimburse the Lessor when due shall carry with it the same consequences as failure to pay any Rent.

     Lessor shall not be liable for any injury sustained or damage done to said Leased Premises or any of the fixtures, merchandise, property or equipment therein contained, whether owned by Lessee or by any other person, caused by or resulting from fire, odor, earthquake, explosion,


                                Lease Agreement
electricity, gas, steam, water, rain, drains, boilers, basins, toilets, lavatories or gutters which may leak, overflow or flow from or into any part of the Leased Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wiring, appliances, plumbing, HVAC, lighting or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Leased Premises or upon other portions of the Building or the Project or from other sources, unless the condition was the sole result of Lessor's gross negligence or willful misconduct.

     Lessee acknowledges that Lessor's election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Lessor's discretion. Lessor shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Lessee hereby waives all claims based thereon.

     Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for injury to any person or for damages to goods, wares, and merchandise in, upon or about said Leased Premises from any cause arising at any time except the negligence or willful misconduct of Lessor, and Lessee will indemnify, protect, defend and hold Lessor harmless from any damage or injury to any person or to the goods, wares and merchandise of any person arising from the use of the Leased Premises by or under Lessee or from the failure of the Lessee to maintain the Leased Premises in the manner herein required.

     21.  Waiver of Subrogation. Lessor and Lessee hereto do hereby waive their
          ---------------------
entire right of recovery against the other for any damages caused by an occurrence insured against by Lessor or Lessee, and the rights of any insurance carrier to be subrogated to the rights of the insured under the applicable policy to the extent allowed by the respective insurance carrier. Lessor and Lessee each covenant that at the Lease Commencement Date, their respective insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for any reason whatsoever, are about to become unavailable, they will give the other party not less than thirty (30) days' prior written notice of such impending unavailability.

     22.  Damage or Destruction. In the event of damage or destruction of the
          ---------------------
Leased Premises from an insured casualty, Lessor shall forthwith and with all due diligence repair the same and restore the Leased Premises to substantially the same condition in which they existed prior to such damage or destruction, at Lessor's cost and expense, and such damage or destruction shall in no way annul or void this Lease. Anything in this section to the contrary notwithstanding, if any such damage or destruction to the Leased Premises is not covered by insurance or, if in Lessor's opinion, cannot be repaired and the Leased Premises restored in the manner hereinabove set forth within ninety (90) days after the permits to repair such damage or destruction have been obtained, then this Lease may be terminated by the Lessor by notice in writing to the Lessee within sixty
(60) days after such damage or destruction, and following such notice this Lease shall be null and void and of no force and effect and the parties shall be relieved of all further liability hereunder. If this Lease is not thereby terminated, Lessor shall repair such damage and destruction and restore the Leased Premises. If the damage or destruction is caused by a casualty covered by insurance, the proceeds of the insurance

                                Lease Agreement
provided in section 20 shall be used and paid to Lessor for such repair or reconstruction and both parties shall execute such documents as may be necessary to effect such payment. If the damage or destruction is due to the fault or neglect of Lessee, its agents or employees and loss of rental income insurance is denied as a result, the Rent payments shall continue while the Leased Premises are being replaced or restored for resumption of business operations. If the damage or destruction is not due to the fault or neglect of Lessee, its agents or employees, the Rent shall be reduced in the proportion that the Gross Rentable Area of the Leased Premises rendered unusable bears to the total Gross Rentable Area of the Leased Premises, commencing with the date of damage or destruction and continuing until completion of the repairs required of Lessor, as determined by Lessor.

     In the event that the damage or destruction occurs and the damage or destruction, as determined by Lessor in its reasonable discretion, amounts to more than one-third of the then replacement value of the Project, then either party by written notice given to the other within fifteen (15) days after the destruction occurs may elect to terminate this Lease forthwith.

     In the event that this Lease is terminated under provisions of this section the entire proceeds of the insurance, but not including any awards attributable to the loss of any trade fixtures or personal property of Lessee, shall belong to Lessor. Both parties shall execute such documents as the insurance companies may require.

     In the event the Leased Premises are to be repaired under this section Lessor shall repair at its cost any damage or destruction to the Building and/or the Project, as applicable. Notwithstanding anything contained herein to the contrary, Lessee shall be responsible at its sole cost and expense for the repair, restoration and replacement of any alterations, additions and/or improvements of whatsoever kind or nature made to the Leased Premises, equipment, machinery, furniture, trade fixtures, and personal property (as well as reconstructing and reconnecting Lessee's internal telecommunication wiring, lines and related equipment). Lessor shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Leased Premises, the Building or the Project as a result of any damage or destruction.

     Notwithstanding anything to the contrary contained herein, in the event the Leased Premises are to be repaired under this section, Lessor shall provide notice to Lessee of its intent to do so, and Lessee within ten (10) days of its receipt of such notice, shall provide Lessor with a notice of its intent to re-occupy the Leased Premises. Should Lessee fail to provide such notice to Lessor, then such failure shall be deemed an election by Lessee not re re-occupy the Leased Premises and Lessor may elect not to perform the repairs. Such election shall not result in a termination of this Lease and all obligations of Lessee hereunder shall remain in full force and effect, including the obligation to pay Rent in accordance with the terms of this Lease.

     This Lease shall be considered an express agreement governing any case of damage to or destruction of the Leased Premises, the Building or the Project by fire or other casualty, and any

                                Lease Agreement
present or future law which purports to govern the rights of Lessor and Lessee in such circumstances in the absence of express agreement shall have no application.

     23.  Eminent Domain; Condemnation. If title to all of the Leased Premises
          ----------------------------
is taken for any public or quasi-public use under any statute, or by right of eminent domain, or by private purchase in lieu of eminent domain, or if in Lessor's opinion title to so much of the Leased Premises is so taken that a reasonable amount of reconstruction of the Leased Premises will not result in the Leased Premises being a practical improvement and reasonably suitable for Lessee's continued occupancy for the uses and purposes for which the Leased Premises are leased, then, in either event, this Lease shall terminate on the date that possession of the Leased Premises, or part of the Leased Premises, is taken.

     If any part of the Leased Premises shall be so taken and in Lessor's opinion the remaining part of the Leased Premises (after reconstruction of the then existing Building) is reasonably suitable for Lessee's continued occupancy for the purposes and uses for which the Leased Premises are leased, this Lease shall, as to the part so taken, terminate as of the date that possession of such part is taken, and the Minimum Monthly Rent shall be reduced in the same proportion that the Gross Rentable Area of the portion of the Leased Premises so taken (less any additions to Leased Premises by reconstruction) bears to the original Gross Rentable Area of the Leased Premises. Lessor shall, at its own cost and expense, make all necessary repairs or alterations to the Building so as to constitute the portion of the Leased Premises a complete unit. Notwithstanding anything contained herein to the contrary, Lessee shall be responsible at its sole cost and expense for the repair, restoration and replacement of any alterations, additions and/or improvements of whatsoever kind or nature made to the Leased Premises, equipment, machinery, furniture, trade fixtures, and personal property (as well as reconstructing and reconnecting Lessee's internal telecommunication wiring, lines and related equipment). Lessor shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Leased Premises, the Building and/or the Project as a result of such taking. There shall be no abatement of Rent during such restoration except to the extent otherwise provided in this section.

     All compensation awarded or paid upon a total or partial taking of the fee title of the Leased Premises shall belong to the Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or of the fee, Lessee not being entitled to any award for the value of this Lease; provided, however, that Lessor shall not be entitled to any award made to Lessee for depreciation to and cost of removal of stock and fixtures, and from the entire award, Lessee shall be entitled to the value of the appropriation of its trade fixtures and any amount included therein with respect to Lessee's removal or relocation costs or damages to Lessee's personal property

     24.

                                Lease Agreement

Intentionally deleted.

     25.  Abandonment. Lessee shall not vacate or abandon the Leased Premises at
          -----------
any time during the term hereof; and if Lessee shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, it shall be a default under this Lease, and any personal property belonging to Lessee and left on said Leased Premises shall be deemed to be abandoned, at the option of Lessor, or the Lessor may store the same in the name and at the cost of the Lessee. The term "abandoned" as used herein means vacation of the Leased Premises by Lessee or any sublessee or assignee of Lessee for a period of more than six (6) consecutive normal business days.

     26.  Surrender. Upon the expiration of the term hereof to the leasehold
          ---------
interest created hereby and subject to Lessor's lien rights set forth herein, Lessee shall remove its interior and exterior signs and all of its equipment, machinery, furniture, movable trade fixtures, and personal property from the Leased Premises and fully repair and restore for all damage, including structural damage, thereto resulting from such removal, and Lessee shall thereupon surrender the Leased Premises in the same condition as they were on the Lease Commencement Date, reasonable wear and tear excepted. If Lessee is required by Lessor to remove any alterations, additions and/or improvements under section 11, Lessee shall complete such removal no later than the expiration of the Lease Term. Any damage to the Leased Premises, including any structural damage, resulting from removal of any alteration, addition and/or improvement shall be repaired (in accordance with Lessor's reasonable direction) by Lessee, at its sole cost and expense, no later than the expiration of the Lease Term.

     Lessee shall, upon surrender, furnish a certification by a qualified company that all mechanical equipment in the Leased Premises is in good working condition. All property of any kind not removed from the Leased Premises shall be deemed abandoned by Lessee, and, at Lessor's option, title shall pass to Lessor under this Lease as by a bill of sale. If Lessor elects to remove all or any part of such property, the cost of removal, including repairing any damage to the Leased Premises, the Building or the Project caused by such removal, shall be paid by Lessee.

     If the Leased Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify, defend and hold Lessor harmless against claims, loss, liability or damage resulting from delay by Lessee in surrendering the Leased Premises including but not limited to any loss arising from any claim made by any succeeding lessee founded on such delay and rental loss which Lessor suffers.

     Except as provided herein, no act or conduct of the Lessor, whether consisting of the acceptance of the keys to the Leased Premises, or otherwise, shall be deemed to be or constitute

                                Lease Agreement
an acceptance of the surrender of the Leased Premises by the Lessee prior to the expiration of the term hereof, and such acceptance by the Lessor of the surrender by the Lessee shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by the Lessor.

     27. Holding Over. Should the Lessee hold over the term hereby created with
         ------------
or without consent of the Lessor, the term of this Lease shall be extended, at Lessor's option on a month to month basis, at one hundred fifty percent (150%) of the Rent paid in the last year of the Lease Term, and otherwise upon the covenants and conditions in this Lease contained, until either party hereto serves upon the other thirty (30) days' written notice of termination, reciting therein the effective date of cancellation. Nothing contained in this section shall be construed to limit or constitute a waiver of any other rights or remedies available to Lessor pursuant to this Lease or at law.

     28.  Subordination; Estoppel Certificate. At Lessor's option, this Lease
          -----------------------------------
shall be subordinated to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) and to any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) which is now or shall hereafter be placed upon the Leased Premises or on or against Lessor's interest or estate therein, without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Nevertheless, Lessee agrees to execute and deliver upon demand, any reasonable instrument, without cost to it, which may be deemed necessary to further effect the subordination of this Lease to any ground lease or underlying lease or to the lien of any mortgages or deeds of trust. Provided, however, such ground lease or underlying lease, mortgage or deed of trust shall provide, or the lessor, mortgagee or beneficiary thereunder shall agree, in writing in recordable form delivered to Lessee, that so long as Lessee is not in default under this Lease, termination of the lease in which Lessor is lessee or foreclosure of any such mortgage or deed of trust or sale pursuant to exercise of any power of sale thereunder shall not affect this Lease but such termination, foreclosure or sale shall be made subject to this Lease which shall continue in full force and effect, binding on the Lessee and transferee. Lessee shall thereafter attorn to the transferee as if said transferee was the Lessor under this Lease.

     Lessor covenants and warrants that upon Lessee's paying the Rent and observing and performing all of the terms, covenants and conditions to be observed and performed by Lessee hereunder. Lessee may peaceably and quietly enjoy the Leased Premises without unwarranted interference by Lessor or anyone acting or claiming through Lessor, subject to the terms of this Lease and to any ground lease or underlying lease, or to any mortgage or deed of trust or other agreement to which this Lease may be subordinate.

     Lessee shall, at any time upon not less than fifteen (15) days' prior request by Lessor, execute, acknowledge and deliver to Lessor an estoppel certificate, in writing in a form satisfactory to Lessor certifying, among other things, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as

                               Lease Agreement
modified and stating the modifications); the dates to which the Rent and any other charges have been paid in advance; the amount of any Security Deposit; and that Lessor is not in default hereunder or, if Lessor is claimed to be in default, stating the nature of any claimed default, it being intended that any such statement delivered pursuant to this section may be conclusively relied upon by a prospective purchaser or encumbrancer (including assignees) of the Leased Premises.

     Lessee's failure to execute and deliver such statement within the time required shall at Lessor's election be a default under this Lease (without the requirement of giving notice of Default and an opportunity to cure) and shall also be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as represented by Lessor; there are no uncured defaults in Lessor's performance; and not more than one month's Rent has been paid in advance.

     29.  Sale by Lessor. In the event of a sale or conveyance by the Lessor of
          --------------
the Leased Premises, upon the execution of a written assumption by the purchaser of Lessor's obligations under this Lease, the same shall operate to release the Lessor from any liability and obligation arising thereafter out of any of the covenants or conditions, expressed or implied, herein contained in favor of the Lessee, and in such event, the Lessee agrees to look solely to the responsibility of the successor in interest of the Lessor in and to this Lease. If any security given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser, and upon proper written notice to the Lessee, as provided by law, Lessor shall be discharged from any liability arising thereafter in reference thereto.

     30.  Default. In the event of any default under this Lease by Lessee, and
          -------
such default, if it be in the payment of Rent or any other default which can be cured by the payment of money, continues uncured for a period of five (5) days after written notice thereof from Lessor, or if it be a default in any of the other provisions of this Lease, and such default continues uncured for a period of thirty (30) days after written notice thereof from Lessor, then besides any other rights and remedies of Lessor at law or equity, Lessor shall have the right either to terminate this Lease or to have this Lease continue in full force and effect with Lessee at all times having the right to possession of the Leased Premises.

     Lessor shall recover from Lessee an award of damages equal to the sum of
(A) the Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination, (B) the Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Lessee affirmatively proves could have been reasonably avoided, (C) the Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Lessee affirmatively proves could be reasonably avoided, (D) any other amount necessary to compensate Lessor for all the detriment either proximately caused by Lessee's failure to perform Lessee's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and (E) all such other amounts in addition to

                           Lease Agreement
or in lieu of the foregoing as may be permitted from time to time under applicable law.

     For purposes of this section, "Worth at the Time of Award" shall be computed by allowing interest at the highest "prime rate" published in the Wall Street Journal, plus two percent (2%) or at such other rate as may be specifically prescribed by statute and by using as the annual Rent reserved hereunder the annual Rent plus the aggregate amount of any other Rent, charges and payments paid or payable by Lessee hereunder for the twelve (12) month period prior to the Lessee's default including, without limitation, all amounts payable for Additional Rent. "Worth at the Time of Award" shall further be computed by discounting all future Rent to present value, using a discount rate equal to the "primerate" published in the Wall Street Journal.

     Should Lessor, following any breach or default of this Lease by Lessee, elect to keep this Lease in full force and effect, with Lessee retaining the right to possession of the Leased Premises (notwithstanding the fact that Lessee may have abandoned the Leased Premises), then besides all other rights and remedies Lessor may have at law or equity, Lessor shall have the right to enforce all of Lessor's rights and remedies under this Lease, including, but not limited to, Lessor's right to recover the Rent as it becomes due under this Lease.

     Nothing herein shall prevent Lessor from pursuing any and all other remedies it may have upon Lessee's default including but not limited to its statutory unlawful detainer remedy.

     Lessor shall have the right, in addition to its other remedies and means of redress provided by this Lease and by law, to obtain specific performance of any and all covenants or obligations of Lessee to be kept and performed under this Lease.

     Lessor and Lessee hereto waive trial by jury in any action or proceeding arising out of or relating to this Lease and the right to file therein any cross-complaints, counterclaims or cross-claims against the other, other than those which may be compulsory.

     All remedies herein conferred shall be deemed cumulative and no one exclusive of the other or of any other remedy conferred by law.

     31.  Other Payments to be Construed as Rent. Failure of Lessee to pay
          --------------------------------------
taxes, insurance premiums, or any other obligations of the Lessee under the terms of this Lease which can be satisfied by the payment of money by the Lessee shall be deemed to be Rent and shall carry the same consequences as failure to pay any installment of Rent.

     32.  Accord and Satisfaction; Allocation of Payments. No payment by Lessee
          ----------------------------------------------
or receipt by Lessor of a lesser amount than the Rent provided for in this Lease shall be deemed to

                               Lease Agreement
be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Lessor shall have the absolute right in its sole discretion to apply any payment received from Lessee to any account or other payment of Lessee then due, delinquent or not current.

     33.  Attorneys' Fees. In the event of the bringing of any action by either
          ---------------
party hereto as against the other hereon or hereunder or by reason of the breach of any covenant or condition on the part of the other party or arising out of this Lease, then and in that event the party in whose favor final judgment shall be entered shall be entitled to have and recover of and from the other reasonable attorneys' fees which shall be fixed by the Court.

     Should Lessor become a party defendant to any litigation concerning this Lease or any part of the Leased Premises by reason of any act or omission of the Lessee and not because of any act or omission of the Lessor, then Lessee shall indemnify, protect, defend and hold Lessor harmless from all liability by reason thereof and shall pay to Lessor all reasonable attorneys' fees and costs incurred by Lessor in such litigation.

     In addition, Lessee shall reimburse Lessor for any attorneys' fees or costs reasonably incurred by Lessor, whether or not suit is instituted, with respect to any default of Lessee under the terms of this Lease.

     34.  Late Charges. Lessee hereby acknowledges that late payment by Lessee
          ------------
to Lessor of Rent or other sums due hereunder shall cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of Rent or any other sums due from Lessee shall not be received by Lessor or Lessor's assignee within ten (10) days after the date due, then Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount plus any attorney's fees incurred by Lessor by reason of Lessee's failure to pay Rent and/or other sums when due hereunder. Any payment postmarked by the 15th of the month shall be presumed to be mailed in a timely manner. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of the late payment by Lessee. However, the late charge is not intended to cover Lessor's attorney's fees and costs relating to delinquent Rent. Acceptance of such late charges by the Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. Late charges are deemed Rent.

     In no event shall this provision for the imposition of a late charge be deemed to grant to Lessee a grace period or an extension of time within which to pay any Rent due hereunder or prevent Lessor from exercising any right or remedy available to Lessor upon Lessee's failure to pay any Rent when due.

                                Lease Agreement

     35.  Waiver. No covenant or condition of this Lease can be waived except by
          ------
the written consent of the Lessor, and forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee, and, until complete performance by Lessee of said covenant or condition, the Lessor shall be entitled to invoke any remedy available unto it under this Lease or by law, despite said forbearance or indulgence. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular Rent so accepted (excluding the collection of a late charge or interest), regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such Rent. Any waiver by Lessor of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent act by Lessee.

     36.  Security Deposit. As set forth in section J of the Basic Lease
          ----------------
Provision, Lessee shall pay a "Security Deposit" which will be held by the Lessor to secure Lessee's performance of its obligations under this Lease. The Security Deposit shall not bear interest nor shall Lessor be required to keep such sum separate from its general funds. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Lessee and any such act on the part of Lessee shall be without force and effect and shall not be binding upon Lessor.

     If any Rent or other sums due hereunder shall be overdue and unpaid or should Lessor make payments on behalf of the Lessee, or should Lessee fail to perform any of the terms of this Lease, then Lessor may at its option and without prejudice to any other remedy which Lessor may have on account thereof, appropriate and apply said Security Deposit or so much thereof as may be necessary to compensate Lessor toward the payment of Rent or other sums due Lessor or for the loss or damage sustained by Lessor due to such breach on the part of Lessee; Lessee shall within ten (10) days of demand therefore restore said Security Deposit to the original sum deposited. Lessee's failure to do so shall constitute an act of default, and Lessor shall have the right to exercise any remedy provided for in section 30.

     If Lessee defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Lessor's other rights and remedies, Lessor may, in Lessor's sole discretion, modify the amount of the required Security Deposit. Within ten (10) days after notice of such modification, Lessee shall submit to Lessor the required additional sums. Lessee's failure to do so shall constitute an act of default, and Lessor shall have the right to exercise any remedy provided for in section 30.

     In the event Lessee fails to occupy the Leased Premises in accordance with the terms of this Lease, Lessor's remedies shall include, without limitation thereto, retention of all sums deposited herewith or otherwise paid pursuant to this Lease. Further, the Lessor may apply the

                                Lease Agreement

Security Deposit to repair damages to the Leased Premises caused by the Lessee or to clean the Leased Premises upon termination of this Lease.

     Should Lessee comply with all of said terms and promptly pay all Rent and all other sums payable by Lessee when due to Lessor, said Security Deposit shall be returned in full to Lessee (or, at Lessor's option, to the last assignee of Lessee's interest hereunder) at the expiration of the term of this Lease.

     In the event of bankruptcy or other debtor-creditor proceedings against Lessee, such Security Deposit shall be deemed to be applied first to the payment of Rent and other sums due Lessor for all periods prior to the filing of such proceedings.

     37.  Intentionally deleted.

     38.  No Personal Liability of Lessor's Shareholders. et al. The trustees,
          -----------------------------------------------------
officers, agents and employees of Lessor have no power to bind its shareholders personally, and no obligation of Lessor shall be binding personally upon its shareholders, trustees, officers, agents, or employees. All persons dealing with Lessor, its trustees, officers, agents, employees or representatives shall look solely to Lessor's property for satisfaction of claims of any nature arising in connection with the affairs of Lessor.

     If Lessor shall be in default with respect to any obligation on Lessor's part to be performed hereunder, and as a consequence of such default Lessee recovers a monetary award or judgment against Lessor, such judgment or award may be satisfied only out of (i) the proceeds of sale received upon execution of such judgment and levy thereon against Lessor's right, title and interest in the Project, or any part thereof, (ii) the rents or other income receivable by Lessor with respect to the Project; (iii) the consideration received by Lessor from the sale or other disposition of Lessor's right, title and interest in and to the Project, or any portion thereof, (iv) the proceeds of any refinancing in excess of the amount required to satisfy a pre-existing fee mortgage encumbering the Project, or any portion thereof, and Lessor shall not be liable for any deficiency, (v) in the event said default relates to Lessor's obligations under section 22 and section 23 above,

                                Lease Agreement
any judgment or award recovered by Lessee as a result of said default may also be satisfied out the insurance proceeds or condemnation award, as the case may be, payable to Lessor and (vi) in the event said default should be covered under Lessor's title insurance policy, any judgement or award recovered by Lessee as a result thereof may also be satisfied out of the proceeds of any title insurance policy payable to Lessor. The assets described in items (iii) and (iv) hereof shall be deemed to include any assets at any time held by Lessor having a value not exceeding that of the proceeds of such sale, disposition or refinancing.

     Except with respect to the limitation on personal liability hereinabove set forth, the provisions of this section shall not be deemed or construed to limit Lessee's rights and remedies pursuant to this Lease, or which may be available at law or in equity.

     39.  Successors and Assigns. This Lease shall inure to the benefit of and
          ----------------------
be binding upon the heirs, executors, administrators, personal representatives and successors and assigns of the respective parties hereto, always providing that nothing in this section contained shall impair any of the provisions hereinabove set forth inhibiting any assignment, sublet or other transfer without the written consent of the Lessor.

     40.  Notices. Any notice, statement, demand, request, consent, approval,
          -------
authorization or designation required hereunder to be served upon either of the parties hereto shall be sufficiently served upon the other party by personal delivery or forty eight (48) hours after mailing the same, registered or certified mail, return receipt requested, postage prepaid, or Federal Express, addressed as set forth in section O, of the Basic Lease Provisions, in the instance of Lessor, and to the Leased Premises in the instance of the Lessee, and to such other address as may from time to time be furnished in writing by Lessor to Lessee or by Lessee to Lessor or which may be set forth in the Basic Lease Provisions; provided, however, notices to Lessee shall be deemed duly served or given if delivered or sent to Lessee at the Leased Premises. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of notice in a particular manner, service of that notice in accordance with those particular requirements shall replace rather than supplement any notice requirement set forth in this Lease.

     41.  Rent Control. The Rent and other terms of this Lease are the result
          ------------
of extensive negotiations between Lessor and Lessee, both of whom have professional real estate advice, and represent what both Lessor and Lessee have agreed are fair and reasonable for similar properties in the area. In the event any governmental body or agency should enact any regulation, ordinance or law which would reduce the Rent herein provided and the Lessee upon the enactment or at any time thereafter seeks to avail itself of the benefits of such regulation, ordinance or law, then the Lessor may upon thirty (30) days' written notice to Lessee terminate this Lease and take possession of the Leased Premises for Lessor's use or such other use as Lessor may wish to make of the property. Nothing herein however shall require Lessee to violate any statute or regulation which will subject Lessee to a fine or penalty.

                                Lease Agreement

     42.  Quiet Enjoyment. Lessor covenants and warrants that upon Lessee's
          ---------------
paying the Rent and observing and performing all of the terms, covenants and conditions to be observed and performed by Lessee hereunder, Lessee may peaceably and quietly enjoy the Leased Premises without unwarranted interference by Lessor or anyone acting or claiming through Lessor, subject to the terms of this Lease and to any ground lease or underlying lease, or to any mortgage or deed of trust, or other agreement to which this Lease may be subordinate.

     43.  Intentionally deleted.

     44.  Consent. Notwithstanding anything contained in this Lease to the
          -------
contrary, Lessee shall have no claim, and hereby waives the right to any claim against Lessor for money damages, by reason of any refusal, withholding or delay by Lessor of any consent, approval or statement of satisfaction, and, in such event, Lessee's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction. Whenever a provision of the Lease (i) requires that the consent of a party be obtained, unless otherwise specifically provided to the contrary in such provision, such consent shall not be unreasonably withheld or delayed, or (ii) provides that a party may make a demand or request of the other party, unless otherwise specifically provided to the contrary in such provision, such demand or request shall be reasonable and made in good faith.

     45.  Lessor and Lessee. The words "Lessor" and "Lessee" as used herein
          -----------------
shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders, and if there be more than one lessee, the obligations hereunder imposed upon the Lessee shall be joint and several.

     46.  Relationship of the Parties. The relationship of the parties hereto is
          ---------------------------
that of Lessor and Lessee, and it is expressly understood and agreed that Lessor does not in any way nor for any purpose become a partner of Lessee or a joint venturer with Lessee in the conduct of Lessee's business or otherwise, and that the provisions of any agreement between Lessor and Lessee, relating to Rent, are made solely for the purpose of providing a method whereby the Rent payments are to be measured and ascertained.

     47.  Severability. If any term or provision of this Lease shall, to any
          ------------
extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect. It is the intention of Lessor and Lessee hereto that if any provision of this Lease is capable of two constructions, one


                                Lease Agreement
of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     48.  Headings and Titles. The marginal headings or titles to the sections
          -------------------
of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease, but are intended for the convenience of the parties only.

     49.  Intentionally deleted.

     50.  Addenda. If any provision contained in an addendum to this Lease is
          -------
inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

     51.  Jurisdiction. Lessee hereby consents and agrees that the courts
          ------------
of the city, county and state as set forth in section E, of the Basic Lease Provisions, shall have jurisdiction over its person in actions arising under or relating to this Lease, and Lessee agrees that any action brought by it arising out of or relating to this Lease shall be filed in said county. Lessor and Lessee agree that said city and county shall for all purposes be considered the place in which this Lease was entered into, notwithstanding the order in which, or the location or locations at which, it may have been executed or delivered.

     52.  Time. Time is of the essence of this Lease and each and all of its
          ----
provisions.

     53.  Authority. If Lessee is not an individual signing on his or her own
          ---------
behalf, then each individual signing this Lease on behalf of the business entity that constitutes Lessee represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Lessee in accordance with its terms. Lessee shall deliver to Lessor on execution of this Lease a certified copy of a resolution of its board of directors, if Lessee is a corporation, or other memorandum of resolution if Lessee is a limited partnership, general partnership or limited liability entity, authorizing the execution of this Lease and naming the individuals that are authorized to execute this Lease on behalf of the business entity.

     54.  Force Majeure. Any prevention, delay or stoppage of work to be
          -------------
performed by Lessor, if any, or Lessee which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefore, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this section shall excuse or delay Lessee's obligation to pay Rent or other charges due under this Lease.


                               Lease Agreement

     55.  Brokerage Fees. Lessee warrants and represents that it has not dealt
          --------------
with any real estate broker or agent in connection with this Lease or its negotiation except the Listing / Leasing Agent(s) set forth in section P of the Basic Lease Provisions. Lessee shall indemnify, defend and hold Lessor harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Lessee.

     56.  Entire Agreement; Amendments. This Lease along with any exhibits and
          ----------------------------
attachments hereto constitutes the entire agreement between Lessor and Lessee and sets forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings between Lessor and Lessee relative to the Leased Premises, the Building and the Project and there are no representations, either oral or written, between them other than those in this Lease. Lessor and Lessee agree hereby that all prior or contemporaneous agreements, negotiations, arrangement, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between and among themselves and their agents, including any leasing agent or lender, and representatives relative to the leasing of the Leased Premises are merged in or revoked by this Lease. Lessee acknowledges that it has not been induced to enter into this Lease by any representations not set forth in this Lease, and that it has not relied on any such representations. Lessee further acknowledges that no such representations shall be used in the interpretation or construction of this Lease, and that Lessor shall have no liability for any consequences arising as a result of any such representations. Except as contained herein, no person purporting to hold the authority to bind Lessor to any statement, covenant, warranty, or representation shall be deemed to have such authority and Lessee agrees that it is not reasonable for Lessee to have assumed that any person had or has such authority.

     This Lease and the exhibits and attachments may be altered, amended, or revoked only by an instrument in writing signed by both Lessor and Lessee. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease. Neither Lessor nor Lessee shall unreasonably withhold its consent to changes or amendments to this Lease requested by any lender on Lessor's interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

     57.  Recording. Lessee shall not record this Lease without the prior
          ---------
written consent of Lessor. Lessee, upon the request of Lessor, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

     58.  Quitclaim. Where requested by the Lessor, at the expiration or earlier
          ---------
termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor, within five (5) days after written request from Lessor to Lessee, any quitclaim deed or other document required


                                Lease Agreement
by any reputable title company to remove the cloud of this Lease from the real property subject to this Lease.

     59.  No Reservation of Leased Premises. Submission of this Lease shall not
          ---------------------------------
be deemed to be a reservation of the Leased Premises. This Lease is subject to the review and mutual acceptance of the final terms, conditions and related documents by Lessor. Lessor shall not be bound hereby until Lessor delivers to Lessee an executed copy of this Lease for the Leased Premises signed by Lessor, having already been signed by Lessee. Lessor reserves the right to exhibit and lease the Leased Premises to other prospective lessees until such time as the delivery to Lessee of this Lease executed by Lessor and Lessee.


                               Lease Agreement

          IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

DATE: 5/4/00                       LESSOR
     ----------------------
                                   Walaire Inc., a California corporation


                                   By: /s/ [ILLEGIBLE]^^
                                      ---------------------------------------

                                   Its: President
                                       --------------------------------------


                                   By: ______________________________________

                                   Its:______________________________________



DATE: 5/4/00                       LESSEE:
     ----------------------
                                   Xcel Management, Inc., a Utah corporation.

                                   By: /s/ [ILLEGIBLE]^^
                                      ---------------------------------------

                                   Its: PRESIDENT & COO
                                       ---------------------------------------


                                   By:_______________________________________

                                   Its:______________________________________


                                Lease Agreement

                              EXHIBIT A TO LEASE
                                   SITE PLAN


                                   [TO COME]



                              Exhibit A to Lease
                                   Site Plan

                              EXHIBIT B TO LEASE
                               LEGAL DESCRIPTION


                                   [TO COME]



                              Exhibit B to Lease
                               Legal Description

                              EXHIBIT C TO LEASE
                         ACCEPTANCE OF LEASED PREMISES

LESSOR:             Walaire Inc., a California corporation

LESSEE:             Xcel Management, Inc., a Utah corporation

PROJECT:            Olympus Corporate Center, 3017 Douglas Boulevard, Roseville,
                    California

LOCATION OF
LEASED PREMISES:    Suite 220 & 240, collectively referred to as Suite 220, 3017
                    Douglas Boulevard, Roseville, California

LEASE DATED         March 21, 2000

This is to certify:

     1. That the undersigned Lessee occupies the Leased Premises commonly known as 3017 Douglas Boulevard, Suite 220 & 240, collectively referred to as Suite 220, at Olympus Corporate Center, City of Roseville, County of Placer, State of California.

     2. The Lease Term commenced on July 1, 2000 (the "Lease Commencement Date") and will expire on August 31, 2005 (the "Expiration Date").

     3. The Minimum Monthly Rent has been prepaid in the amount of Seven thousand three hundred sixty-five and 75/100 dollars ($7,365.75) by Lessee to Lessor.

     4. A Security Deposit has been paid in the amount of Eight thousand two hundred seven and 55/100 dollars ($8,207.55) by Lessee to Lessor.

     5. That as of this date hereof, the undersigned Lessee is entitled to NO credit, offset of deduction in Rent.

     6. That all construction to be performed by Lessor is complete and has been approved by Lessee.

     7. That the undersigned Lessee claims no right, title or interest in the above-described Leased Premises, or right to the possession of said Leased Premises other than under the terms of said Lease, and that there are no written or oral agreements affecting tenancy other than the Lease.

DATE:__________________       LESSEE:
                              Xcel Management, Inc., a Utah corporation

                              By:__________________________

                              Its:_________________________



                           Exhibit C to Lease
                        Acceptance of Leased Premises

                              By:__________________________________

                              Its:_________________________________

DATE:____________________     LESSOR:
                              Walaire Inc., a California corporation

                              By:__________________________________

                              Its:_________________________________



                              By:__________________________________

                              Its:_________________________________




                              Exhibit C to Lease
                         Acceptance of Leased Premises

                              EXHIBIT D TO LEASE
                             WORK LETTER AND PLAN

A.   TENANT IMPROVEMENTS AND ALLOWANCES

     1.   Tenant Improvements and Allowance. Lessor hereby agrees to expend an
          ---------------------------------
amount not to exceed the costs and expenses required to complete and/or perform the following (the "Tenant Improvement Allowance"):

     (a)  Install new carpeting throughout the Leased Premises; and

     (b) All walls not currently wallpapered, shall be painted one-coat (two coats, if necessary) in a standard color of standard paint (the "Tenant Improvements").

     The Tenant Improvement Allowance shall be used only for those items set forth in (a) and (b) above. Lessee hereby acknowledges and agrees that any and all costs associated with Lessee's fixturization shall not be included within the costs and expenses comprising the Tenant Improvement Allowance and any costs and expenses associated with such fixturization shall be paid by Lessee.

     In the event the Lease is terminated for any reason prior to the end of the Lease Term, Lessee hereby agrees to pay to Lessor, in addition to all other costs for which Lessee is liable as a result of such termination, the unamortized value of the Tenant Improvement Allowance.

     2.   Contractor. Lessor shall select a contractor (the "Contractor"), and
          ----------
shall independently retain Contractor, pursuant to a contract to complete the Tenant Improvements and Lessor shall supervise the Contractor.

     3.   No Lessor's Supervision Fee. Lessor shall receive no profit, overhead,
          ---------------------------
general conditions or supervisory fee in connection with Lessor's supervision of the Contractor.

     4.   Final Plans. Lessee shall approve the Tenant Improvements on or before
          -----------
the full execution of this Lease. Any proposed changes to the Tenant Improvements by Lessee shall be subject to the approval of Lessor. Lessor shall not approve any aspect of the Tenant Improvements which in the reasonable determination of Lessor would result in: (i) an adverse effect on the structural integrity of the Building; (ii) non-compliance with Laws; (iii) an adverse effect on the systems and equipment of the Building; or (iv) an adverse effect on the exterior appearance of the Building (individually or collectively, a "Design Problem").

     5.   Change Orders. If Lessee desires to change the Tenant Improvements,
          -------------
after such Tenant Improvements have been approved by Lessor and Lessee, in accordance with section 4 above, Lessee shall deliver notice (the "Change Notice") to Lessor setting forth in detail the requested changes (the "Lessee Change") Lessee desires to make to the Tenant Improvements.

                              Exhibit D to Lease
                             Work Letter and Plan

Lessor shall, within three (3) business days of receipt of the Change Notice, either (i) approve the Lessee Change, which approval shall not be unreasonably withheld, or (ii) disapprove the Lessee Change and deliver a notice to Lessee specifying in detail the reasons for Lessor's disapproval, which reasons shall be limited to Design Problems. In the event of an approval, Lessor shall provide Lessee with a good faith, non-binding estimate of the costs and the period of delay (if any), necessitated by the Lessee Change. Thereafter, Lessee shall, within three (3) business days of receipt of Lessor's approval, deliver notice to Lessor stating whether or not Lessee elects to cause Lessor to make such Lessee Change. Any additional costs which arise in connection with such Lessee Change shall be paid by Lessee.

     6.  Substantial Completion; Tenant Delays. "Substantial Completion," for
         -------------------------------------
the purposes of this Lease, is evidenced by the issuance of a tenant certificate of occupancy or temporary certificate of occupancy for the Leased Premises. Except as may be otherwise provided for in this section 6, the Lease Commencement Date shall occur as set forth in the Lease. However, if there is a delay or there are delays in the Substantial Completion of the Leased Premises as a direct result of:

     (a) Lessee's failure to comply with the time deadlines set forth herein;


     (b) Lessee's failure to timely approve any matter requiring Lessee's approval pursuant to this Lease; or

     (c) Lessee's request for a Lessee Change in the TI Plans or to the Tenant Improvements;

then, notwithstanding anything to the contrary set forth in this Lease or herein and regardless of the actual date of the Substantial Completion, the Lease Commencement Date shall be deemed to be the date the Substantial Completion and the Lease Commencement Date would have occurred if no Lessee delay or delays, as set forth above, had occurred.

     7.  Time of the Essence. Unless otherwise indicated, all references herein
         -------------------
to a "number of days" shall mean and refer to calendar days. In all instances where Lessee or Lessor is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at the end of such period the items shall automatically be deemed disapproved by Lessee or Lessor as appropriate.

                               Exhibit D to Lease
                              Work Letter and Plan

                              EXHIBIT E TO LEASE
                             RULES AND REGULATIONS


     These Rules and Regulations shall apply to the Building located at Project owned by Lessor.

     The Project is a privately-owned and operated office building and has not at any time been dedicated to public uses. The Project's sole purpose is that of an office building. The various lessees within the Project pay rent for the opportunity to conduct their businesses at the Project in a well-maintained, professional environment designed to maximize productivity, customer satisfaction, and the professional image of any and all lessees maintaining business in the Project.

     Each of these Rules and Regulations shall be interpreted to achieve the purpose for which the Project is operated, and to protect the valuable property rights of Lessor and the businesses of the lessees located in the Project. These Rules and Regulations shall apply and be enforced 24 hours per day, 7 days per week.

     1. Any activity not sponsored by Lessor, nor allowed by law, is expressly prohibited in the Project.

     2. Neither the enforcement of these Rules and Regulations nor any activity permitted by these Rules and Regulations shall constitute or be deemed to constitute a dedication of the Project to public uses, nor shall it be construed or interpreted as an acquiescence or a waiver of the private property rights of Lessor.

     3. Lessee shall be permitted access to the Leased Premises, the Building and the Project, twenty-four (24) hours per day, seven (7) days per week; provided, however, that such access complies with the terms and conditions set forth in the Lease and within these Rules and Regulations. Lessee specifically acknowledges and agrees that Services and Utilities shall be provided in accordance with section 8 of the Lease and the access right granted to Lessee herein shall in no event expand Lessor's obligations under the Lease in any manner.

     4. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, parking areas, walkways or any other portion of the Common Areas shall not be obstructed by Lessee, or its employees, servants, agents, assignees, sub-lessees, licensees, concessionaires, visitors, clients, customers, patrons, invitees, suppliers, delivery companies, contractors, subcontractors, or others acting for or on behalf of Lessee ("Lessee's Guests") or used for any purpose by Lessee, or Lessee's Guests, other than ingress and egress.

                              Exhibit E to Lease
                            Rules and Regulations

     5. Neither Lessee nor any of Lessee's Guests shall loiter within the Common Areas of the Project for any purpose, nor perform any acts within the Leased Premises, the Common Areas or the Project which would cause a nuisance within the Project or tend to disturb any other lessee ("Other Lessee") of the Project or any other lessee's employees, servants, agents, assignees, sub-lessees, licenses, concessionaires, visitors, clients, customers, patrons, invitees, suppliers, contractors, subcontractors, or others acting for or on behalf of any other lessee ("Other Lessee's Guests"). Lessee shall monitor the arrival and departure of Lessee's Guests to and from the Leased Premises and the Project to insure that this rule is not violated.

     6. Neither Lessee, nor any of Lessee's Guests, shall, at any time, use, keep or permit to be kept upon the Leased Premises, or the Project, any flammable, combustible, or explosive fluid, chemical, or substance, or any foul or noxious gas or substance.

     7. Neither Lessee, nor any of Lessee's Guests, shall, at any time permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Lessor or Other Lessees of the Project or neighboring buildings by reason of odors, and/or vibrations.

     8. Neither Lessee nor any of Lessee's Guests shall impede, obstruct or interfere with any employees, servants, agents, assignees, sub-lessees, licensees, concessionaires, visitors, clients, customers, patrons, invitees, suppliers, contractors, subcontractors, or others acting for or on behalf of Lessor or any Other Lessee of the Project, or with the free flow of pedestrian or vehicle traffic, including ingress and egress to and from the Project and Other Lessees.

     9. All activities and/or communications within the Leased Premises must be such that they cannot be heard outside the Leased Premises and do not create noise to impinge on the hearing or peace of Other Lessee nor any Other Lessee's Guests. No yelling, "hawking," loud arguing, loud conversation or any other communication in the Common Area which creates unreasonable noise in the Common Areas is allowed. Following a complaint by any Other Lessee of excessive noise by Lessee or Lessee's Guests, which Lessor has reasonably determined to be legitimate. Lessor shall have the right at Lessee's cost, to install noise and sound monitoring equipment at or near the Leased Premises.

     10. Neither Lessee nor any of Lessee's Guests shall use physical force, obscene language or gestures, physically or verbally threaten any person, engage in fighting, arguing, or raucous activity, or create any disturbance which is disruptive to the Project's function or which tends to disturb any Other Lessee or Other Lessee's Guests.

     11. Lessee and/or Lessee's Guests shall not park overnight at the Project or park in any reserved parking space that is not specifically assigned to Lessee. Lessee shall monitor Lessee's Guests to make sure they do not park in spaces reserved to Other Lessees or park overnight at the Project. Lessor may, without prior notice to Lessee and at Lessee's cost, cause any vehicle of Lessee, or Lessee's Guests, parked in any reserved space of any Other Lessee, or parked overnight at the Project, to be towed from the Project.

                               Exhibit E to Lease
                             Rules and Regulations

     12. All doors opening to public corridors must be kept closed at all times except as necessary for normal ingress to and egress from the Leased Premises.

     13. Chairs with wheels or castors may be used within the Leased Premises. Lessee agrees to place such chairs upon protective floor mats in those instances and locations in which it is usual and customary to do so.

     14. No furniture, packages, supplies, equipment, or merchandise may be received in the Project, or carried up or down in the elevators, except between those hours as outlined in Section 8 of the Lease and in that specific elevator that Lessor shall designate in writing.

     15. Lessee shall assume all responsibility, including, but not limited to, keeping doors locked and other means of entry to the Leased Premises closed, for protecting the Leased Premises from theft, robbery, and pilferage.

     16. Neither Lessee nor any of Lessee's Guests shall use, operate or permit to be played any musical instrument, or any device, instrument or equipment for the reproduction or amplification of sound in any manner within the Project.

     17. Lessee shall store all trash and garbage within the interior of the Leased Premises. Lessee shall not place, or have placed in the trash boxes or receptacles, any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project. In disposing of trash and garbage, Lessee shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Lessor in writing.

     18. Neither Lessee nor any of Lessee's Guests shall create litter or safety hazards of any kind or throw, discard, or deposit any paper, glass, or other matter of any kind in the Project except in designated trash receptacles.

     19. Lessee shall be responsible for immediately cleaning up any debris or garbage caused by or in any way associated with Lessee's, or Lessee's Guests', activities within the Project. Lessee shall be responsible to ensure that the Project and the areas surrounding it are clean, neat and free and clear of trash and refuse related to any of its activities, or the activities or Lessee's Guests, within the Project.

     20. Neither Lessee nor any of Lessee's Guests shall eat or drink within the Common Areas of the Project.

                               Exhibit E to Lease
                             Rules and Regulations

     21. Neither Lessee nor any of Lessee's Guests shall smoke within the Leased Premises or Common Areas with the exception of those portions of the Common Areas specifically designated by Lessor, in writing, as smoking areas.

     22. No cooking shall be done or permitted by Lessee on the Leased Premises, except the preparation of coffee, tea, hot chocolate, and similar items for Lessee and Lessee's Guests. Lessee shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Leased Premises into the Project, including, but not limited to, the Common Areas.

     23. Neither Lessee nor Lessee's Guests shall throw anything out of the doors, windows, or onto the walkways or down the stairways of the Project.

     24. There shall not be used in any space or in the Common Areas of the Project, either by Lessee or Lessee's Guests, any hand trucks, except those equipped with rubber tires and side guards. Lessee shall insure that movers place hardboard over carpets in the Common Areas to prevent the carpet or its backing from being damaged. Lessee will have movers install pads in elevators prior to using the elevator to move furniture or equipment.

     25. Lessee and Lessee's Guests shall be neat in appearance and at all times be fully clothed, including shoes and shirts, except within the confines of the restroom.

     26. Lessee or Lessee's Guests shall not mark, paint, drill into, or in any way deface or damage any part of the Leased Premises or the Project. No boring, cutting, or stringing of wires or laying of carpeting, linoleum or other similar floor coverings shall be permitted, except with the prior written consent of Lessor and as Lessor may direct.

     27. Neither Lessee nor any of Lessee's Guests shall deface, damage, destroy or remove any real or personal property constituting part of, or located in or on, the Project and belonging to Lessor, or any employees, servants, agents, assignees, sub-lessees, licensees, concessionaires, visitors, clients, customers, patrons, invitees, suppliers, contractors, subcontractors, or others acting for or on behalf of Lessor or any Other Lessee of the Project.

     28. The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule by Lessee, or Lessee's Guests, shall be borne by Lessee.

     29. While within the Common Areas of the Project, Lessee and Lessee's Guests shall keep all personal items on their person. All personal property left unattended within the Common Areas of the Project for more than ten (10) minutes shall be removed and treated as abandoned property. Lessor shall not be responsible for injury, loss or damage to Lessee or Lessee's Guests or its or their personal property.

                               Exhibit E to Lease
                             Rules and Regulations

     30. Electric wiring of every kind and telephone outlets shall be installed in a manner as will be prescribed by Lessor. The location of convenience outlets, electric light outlets, power outlets, and telephone outlets shall be approved by Lessor, prior to installation, but the cost paid by Lessee. No electrical wall or ceiling fixture shall be installed unless first approved by Lessor. All electric work must be done by electricians so licensed by the State of California pursuant to proper governmental permits and approved by Lessor. The ceiling is a return air pleneum for the heating ventilating and cooling system and all materials in the ceiling shall be fire rated.

     31. No awning or other projection shall be displayed or attached to the outside walls of the Project without the prior written consent of Lessor. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Lessor. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the manner approved by Lessor.

     32. The sashes, sash doors, windows, and doors that reflect or admit light and air into any Common Areas in the Project shall not be covered or obstructed by Lessee or Lessee's Guests. No bottles, parcels, or other articles shall be placed on the windowsills. Lessor shall have the right to require Lessee to keep the drapes closed at all times or some of the time.

     33. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Leased Premises for general office purposes.

     34. Lessee shall not occupy or permit any portion of the Leased Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or an employment bureau. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     35.  Intentionally deleted.

     36. Lessee shall not place any radio or television antenna, satellite, or any other device, on the roof or on any part of the interior or exterior of the Project other than inside the Leased Premises. Lessee shall not operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Project.

     37. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Lessee, nor shall any changes be made in existing locks or the mechanism thereof. All keys to the Leased Premises, and any other part of the Project, shall be obtained by Lessee

                             Exhibit E to Lease
                            Rules and Regulations
only from Lessor. Lessor shall furnish Lessee, without charge, two keys to each entrance door to the Leased Premises. Lessee shall obtain any additional keys only from Lessor and shall not make or otherwise procure any additional sets of keys. Lessee must, upon termination of his tenancy, return to Lessor all such keys, and in the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such change.

     38. The weight, size, and position of all safes and other unusually heavy objects used or placed in the Leased Premises shall be prescribed by Lessor. The repair of any damage done to the Leased Premises or the Project or property therein by putting or taking out or maintaining such safes or other unusually heavy object shall be made and paid for by Lessee. All removals, or the carrying in or out of the Project or moving within the Project of any safes, furniture, or other fixtures or bulky matter of any description must take place during the hours which Lessor may determine from time-to-time. The moving of safes, furniture, or other fixtures or bulky matter of any kind must be made upon previous notice to, and under the supervision of, the property manager of the Project. The persons employed by Lessee for such work must be acceptable to Lessor. Lessor reserves the right to inspect all safes, furniture, fixtures, freight, or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight, or other bulky articles which violate any of these Rules and Regulations. Lessor reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Lessor to distribute the weight.

     39. Lessee shall not purchase janitorial, maintenance, or other like service, from any company or persons without the prior written consent of Lessor.

     40. All office equipment of any electrical or mechanical nature shall be placed by Lessee in the Leased Premises in settings approved by Lessor, to absorb or prevent any vibration, noise, or annoyance.

     41. No air conditioning unit or other similar apparatus shall be installed or used by Lessee without the prior written consent of Lessor.

     42. Lessee shall comply with requests by Lessor that Lessee inform Lessee's employees of items of importance to Lessor.

     43. No leaflets or other materials are to be distributed within the Project by Lessee, nor any of Lesse's Guests. The cost of any clean-up and/or repairs required as a result of any such distribution shall be borne by Lessee whether Lessee, or Lessee's Guests, shall have caused the same.

     44. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Leased Premises and/or the interior portions of the Project.

                              Exhibit E to Lease
                             Rules and Regulations

     45. Except as allowable in accordance with section 19 of the Lease, no posters, placards, and/or signs shall be allowed within the Project without the prior written consent of Lessor.

     46. No display, visual aid, or device having moving parts will be permitted within the Common Areas of the Project.

     47. Canvassing, soliciting, and peddling in the Project are prohibited and Lessee shall cooperate to prevent the same.

     48. Lessee and Lessee's Guests may not solicit nor receive money or other contributions or donations from anyone within the Common Areas of the Project.

     49. Lessee and Lessee's Guests may not distribute commercial advertising or commercial promotional materials of any kind, or offer samples of any items within the Common Areas of the Project.

     50. Lessee and Lessee's Guests shall not solicit orders for, sell or promote any items (including books, pamphlets, periodicals, tickets or other materials) or services for which money is received or credit is extended within the Common Areas of the Project.

     51. Lessee and Lessee's Guests shall make no express or implied representations that Lessor or any lessee within the Project, sponsors or supports a view, belief, or request contained in any petition, statement or literature being disseminated or exhibited by such individual.

     52. Lessor shall have the right to prohibit any advertising by any lessee which, in Lessor's reasonable opinion and judgment, tends to impair the reputation of the Project or its desirability as an office building park and, upon written notice from Lessor, any lessee shall refrain from or discontinue such advertising. In no event shall Lessee use the name of the Project or Lessor in its advertising.

     53. Lessee's Guests shall, while in the Project, and outside of the Leased Premises, be subject to and under the control and direction of the property manager of the Project (but not as an agent or servant of said property manager or of Lessor, and Lessee shall be responsible for all acts of such persons).

     54. Lessee shall remove, or cause to be removed, from the Project, any of Lessee's Guests who, in the judgment of Lessee or Lessor, is intoxicated or under the influence of drugs or alcohol, or who shall in any manner do any act in violation of these Rules and Regulations. Lessor reserves the right to exclude or expel from the Project any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

                             Exhibit E to Lease
                             Rules and Regulations

     55. Lessor reserves the right to take any appropriate action, including without limitation, necessary legal action, to ensure compliance with these Rules and Regulations.

     56. A violation or refusal to comply with these Rules and Regulations may result in the arrest of the violator and/or the removal of the violator from the Project. A violation of these Rules and Regulations by Lessee, or Lessee's Guests, or Lessee's refusal to comply with these Rules and Regulations, shall, pursuant to section 30 of the Lease, be a material breach of the Lease by Lessee.

     57. There will be no exceptions to any of these Rules and Regulations. Inadvertent or intentional failure to enforce one or more Rules and Regulations does not constitute acquiescence to any prohibited activity nor is it a waiver of Lessor's right to enforce the Rules and Regulations.

     58. These Rules and Regulations shall not be deemed or construed as creating any special or fiduciary relationship or joint venture between Lessor and Lessee or Lessee's Guests.

     59. To retain the ability to adapt to new or changing circumstances within the Project, Lessor reserves the continuing right, without the necessity of advance notice or hearing, to alter, amend, modify, change or terminate these Rules and Regulations, or any of them, and/or to make new or different Rules and Regulations, in each case applicable to all lessees in the Project. Any such modifications or new Rules and Regulations shall be consistent with and subject to the terms of the Lease.

     60. Any expense incurred by Lessor, including, but not limited to, the expense of repairing any damage to the Leased Premises, Common Areas, or the Project, resulting from the activities of Lessee or Lessee's Guests, or the violation of any Rule or Regulation herein, shall be borne by Lessee whether Lessee, or Lessee's Guests, shall have caused the same, and shall be paid by Lessee upon demand by Lessor.

                              Exhibit E to Lease
                             Rules and Regulations
                                    Page 8